UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

BorgWarner Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

Notice of Annual Meeting of Stockholders
and Proxy Statement

BORGWARNER

In 2024, BorgWarner Inc. (“BorgWarner” or the “Company”) achieved revenue of approximately $14.1 billion. Our ability to deliver strong financial results in the face of high interest rates and a volatile end market was due to BorgWarner’s resilience and strong diversification across products, customers, and regions. In addition, the Company focused on controlling costs, driving toward mid-teens incremental margins, and generating cash to invest in our business to support our expected long-term profitable growth. These actions allowed us to return approximately $500 million to stockholders in the form of dividends and share repurchases.

Key business highlights achieved include:

$14.1B	3.88%
in sales	operating margin
$1,382M	$729M*
in operating cash flow	in free cash flow (“Free Cash Flow” or “FCF”)
10.06%*	-0.8%
adjusted operating margin (“Adjusted Operating Margin” or “AOM”)	slight year-over-year decrease in sales

Leadership Transitions

As previously announced, our Company prepared for and implemented key leadership changes in 2024. At the close of business on February 6, 2025, Frédéric B. Lissalde retired from his role as the Company’s President and Chief Executive Officer and resigned as a member of the Board of Directors (“Board”). We thank Mr. Lissalde for leading the Company through many transformative transactions, including the acquisition of Delphi Technologies PLC in 2020 and the spin-off of the Company’s former Fuel Systems and Aftermarket segments into a separate, publicly traded company, PHINIA Inc. (“PHINIA”). These strategic actions, among others, have resulted in the resilient product portfolio we have, and we believe it is well positioned for profitable growth.

As part of its succession planning, the Board appointed Joseph F. Fadool as President and Chief Executive Officer of the Company and a member of the Board effective at the close of business on February 6, 2025. Mr. Fadool brings extensive leadership experience, having served as President of four business units, most recently as the Company’s Chief Operating Officer since July 1, 2024.

On March 1, 2024, Craig D. Aaron succeeded Kevin A. Nowlan as the Company’s Executive Vice President and Chief Financial Officer. Mr. Aaron held a number of leadership positions in accounting and finance throughout his 15-year tenure at BorgWarner, including Controller and Treasurer of the Company.

*Adjusted Operating Margin and Free Cash Flow are non-GAAP measures. Reconciliations to comparable GAAP measures for AOM and FCF can be found in the Appendix.

A Resilient Portfolio That We Believe is Well Positioned for Growth

While the automotive industry continues to see volatility, which varies by region, we believe our broad product portfolio of electric, hybrid, and combustion vehicle technology is well positioned for profitable growth. Our product portfolio is a result of our long-term investment strategy, which includes taking a disciplined approach to our mergers, acquisitions, and divestitures activity and pursuing opportunities that fit from a strategic and financial perspective.

Foundational		COMBUSTION	HYBRID	ELECTRIC
	Turbos		
	AWD/4WD		
	Intake & EGRs		
	ECUs		
	Engine Timing		
	Transmission Products		
eProducts	Inverters			
	Other Power Electronics			
	Thermal Management			
	EV Gearboxes			
	Electric Drive Motors			
	Battery Systems			

	Denotes Foundational Products*		Denotes eProducts*

*Foundational Products include products used on internal combustion engines plus those products and components that are also included in hybrid powertrains. eProducts are products utilized on electric vehicles (“EVs”) plus those products that are included in hybrid powertrains whose underlying technologies are adaptable or applicable to those used in or for EVs.

Dear Fellow Stockholder:

Date Wednesday, April 30, 2025	Time 9:00 a.m., local time	Place 3850 Hamlin Road Auburn Hills, Michigan 48326	Record Date March 3, 2025

On behalf of the Board of Directors (“Board”) and the management of BorgWarner, we invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) at our world headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan 48326, on Wednesday, April 30, 2025, at 9:00 a.m., local time, for the following purposes:

Proposals to be Voted:		Recommendation
❶	Elect eight directors to serve for the next year See page 13	FOR the Board’s nominees
❷	Approve, on an advisory basis, the compensation of our named executive officers See page 29	FOR
❸	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2025 See page 73	FOR
❹	Vote on a stockholder proposal to remove the one-year holding requirement to call a special meeting of stockholders See page 76	VOTE AGAINST

Your Vote is Important!

You can submit your vote by:

-800-690-6903 and follow the instructions.
Telephone Call us free of charge at 1-800-690-6903 and follow the instructions.
Internet Access the internet, go to www.proxyvote.com, and follow the instructions.
Mail Vote by mail by requesting a paper copy of the materials, which will include a proxy card. See page 78 for instructions on how to receive a paper copy of our proxy materials.
In Person If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Only stockholders of record at the close of business on March 3, 2025, are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

Please read the attached proxy statement carefully as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters. The proxy card delivered to stockholders is solicited by the Board.

Along with the attached proxy statement, we are providing you with a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.

Stockholders should not regard our Annual Report on Form 10-K, which includes our audited financial statements, as proxy solicitation material.

By Order of the Board,

Tonit M. Calaway
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

March 19, 2025

Auburn Hills, Michigan

Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

This summary of ballot items provides information that you should consider before voting on the proposals presented at this year’s Annual Meeting. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Director Nominee Demographics

It is a top priority of our Board and Corporate Governance Committee that our directors possess the expertise, knowledge, and qualifications necessary to effectively represent the long-term interests of the Company and our stockholders. The Corporate Governance Committee regularly reviews and updates, as needed, the skills and attributes (see page 21) that they believe are needed to guide the Company.

We also focus on-board refreshment because we believe that fresh perspectives of newer directors blended with the institutional knowledge of longer-tenured directors is crucial for innovation. Since 2020, we have added five new directors to our Board.

Director Nominee Tenure	Director Nominee Gender and Racial/Ethnic Diversity

Director Nominee Independence	Director Nominee Age

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Proposal 1 To Elect Eight Directors to the Board of Directors	Our Board recommends that you vote “FOR” the Board’s nominees.

Joseph F. Fadool President and Chief Executive Officer, BorgWarner Inc.	Sara A. Greenstein President and Chief Executive Officer, Axel Johnson Inc.	Michael S. Hanley Retired Global Automotive Leader, Ernst & Young LLP
Non-Independent Age: 58 Director since: 2025 Other current public company directorships: ● None Committees: None Skills:	Independent Age: 50 Director since: 2021 Other current public company directorships: ● None Committees: CC, CGC* Skills:	Independent Age: 69 Director since: 2016 Other current public company directorships: ● None Committees: AC*, EC Skills:

Shaun E. McAlmont Former President and Chief Executive Officer, Ninjio, LLC	Deborah D. McWhinney Retired Chief Executive Officer of Global Enterprise Payments, Citigroup Inc.	Alexis P. Michas Non-Executive Chair of the Board, BorgWarner Inc.; Managing Partner, Juniper Investment Company, LLC
Independent Age: 59 Director since: 2020 Other current public company directorships: ● Lee Enterprises, Inc. Committees: CC, CGC Skills:	Independent Age: 69 Director since: 2018 Other current public company directorships: ● Franklin Templeton ETF Trust Committees: AC, CC* Skills:	Independent Age: 67 Director since: 1993 Other current public company directorships: ● AstroNova, Inc., Revvity, Inc. Committees: EC* Skills:

Sailaja K. Shankar Senior Vice President, Engineering of the Security Business Group, Cisco Systems, Inc.	Hau N. Thai-Tang Retired Chief Industrial Platform Officer, Ford Motor Company	Committees: AC = Audit CC = Compensation CGC = Corporate Governance EC = Executive *Chair Grey Background = Non-Independent Green Background = Independent
Independent Age: 58 Director since: 2022 Other current public company directorships: ● None Committees: AC, CC Skills:	Independent Age: 58 Director since: 2023 Other current public company directorships: ● None Committees: AC, CGC Skills:

Skills and Experience Key:
Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

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Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

Corporate Governance Highlights

	Independent Board Chair		Share ownership policies
	Annual election of directors		Prohibition of speculative and hedging transactions by all employees and directors
	Majority voting standard for election of directors		Corporate Sustainability Report
	Robust stockholder engagement		Stockholder right to call a special meeting (20%)
	Use of a skills matrix to align Board selection with business strategy		Stockholder right to act by written consent (10%)
	Limit on number of public company directorships Board members may hold (4)		No supermajority voting provisions for common stockholders
	Director retirement policy (age 72)		Proxy access stockholder right
	Clawback and recoupment policies		No stockholder rights plan

2025 Proxy Statement |	3

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Proxy Stockholder Engagement

At BorgWarner, we recognize the significance of stockholders’ voices. That is why we have a longstanding practice of listening to our stockholders and incorporating their feedback into our governance practices. As part of BorgWarner’s annual engagement program, and in preparation for the 2025 proxy season, our management conducted extensive outreach with our stockholders during the fourth quarter of 2024.

37	68%	13	25%

We contacted our top 37 stockholders	Representing approximately 68% of our outstanding shares*	We held virtual meetings or calls with 13 stockholders	Representing holders of approximately 25% of our outstanding shares*

*As of September 15, 2024

Our proxy-related stockholder engagement consists of three activities: off-season direct stockholder engagement prior to the filing of the proxy statement; engagement leading up to the Annual Meeting; and post-Annual Meeting assessment.

Off-Season Engagement	Engagement Leading up to the Annual Meeting of Stockholders	Post-Annual Meeting Assessment

●
We reached out to our top 37 stockholders in October to discuss corporate governance, sustainability, succession, as well as executive compensation matters, and to solicit feedback.
●
Our Board is provided with our stockholders’ feedback for consideration.
●
The Board and management discussed feedback and whether action should be taken.
●
Disclosure enhancements are considered.

●
Leading up to the Annual Meeting, we conduct engagement meetings with stockholders who have questions or concerns regarding ballot items.
●
At the Annual Meeting, our stockholders vote on the election of directors, executive compensation, ratification of our auditors, and other management and stockholder proposals.

●
Our Board and management review the vote results from our Annual Meeting.
●
The Board and management discuss vote results and whether action should be taken.
●
Preparation begins for off-season engagement meetings.

We shared and discussed with the full Board the stockholder feedback. Topics we discussed with stockholders included, among other things, executive compensation; environmental, social, and governance (“ESG”) initiatives; human capital management; and Board composition, skills, and experience. Engagement with our stockholders is a valuable source of input for our Board and management team and has helped to inform decisions on topics we have discussed.

Because the Company’s 2023 executive compensation program received support from 72.9% of the stockholders voting at the 2024 Annual Meeting of Stockholders, we spent a significant portion of these meetings discussing executive compensation. Please refer to page 39 for more details on the executive compensation topics discussed. Based on stockholder feedback encouraging the disclosure of any changes to executive compensation, the Company added the “Looking Ahead to 2025” section to Proposal 2 (see pages 45, 49, and 52) discussing changes to the compensation peer group, the Management Incentive Plan (“MIP”), which is our cash-based annual incentive plan for executives, for 2025 as well as metrics underlying the 2025–2027 performance share awards.

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Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

Proposal 2 Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers	Our Board recommends that you vote “FOR” this proposal.

Why Should You Vote in Favor of Our Say-on-Pay Proposal?

A strong link between pay and performance

Despite the significant market volatility we faced in 2024, the Company performed well. As a result of strong sales and margin performance, we delivered results above the top end of the guidance for both Adjusted Operating Margin and Free Cash Flow that we disclosed in February 2024.

Management Incentive Plan

For purposes of the Management Incentive Plan (“MIP”), which is our cash-based annual incentive plan for executives, the Company achieved the following performance results:

Adjusted Operating Margin (“AOM”)*	Free Cash Flow (“FCF”)*
The Company delivered AOM of 10.06%, exceeding the maximum performance level of 9.95%, which qualified for a 200% of target payout for this metric.	The Company delivered FCF of $729 million, exceeding the maximum performance level of $625 million, which qualified for a 200% of target payout for this metric.

With a 50% weighting for each of these two metrics, the result was a combined payout of 200% of target under the 2024 MIP prior to the application of the performance modifier.

Although the Compensation Committee was pleased with both the financial and the non-financial performance of the Company, 2024 was a challenging year within the automotive industry. Despite strong adjusted operating margins and free cash flow, as well as returning $500 million in share repurchases and dividends, the Company, along with many of its peers, did not achieve a positive return for stockholders during 2024. Accordingly, the Compensation Committee utilized the performance modifier to reduce the MIP payout by 10% of the MIP target for each of the NEOs and other senior executives.

As a result of the Compensation Committee applying the negative 10% performance modifier adjustment, the overall payout under the 2024 MIP plan was 190% of target.

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Long-Term Equity Incentive Plan

In addition to the strong financial performance highlighted above, the Company also performed well on the Long-Term Equity Incentive Plan metrics underlying the 2022–2024 performance period, as follows:

Relative Total Stockholder Return (“TSR”)	eProducts Revenue Mix
The Company’s Relative TSR was at the 64th percentile of the performance peer group, which resulted in a payout of TSR performance shares at 156% of target.

The Company’s eProducts Revenue Mix in 2024 was 16.6%, compared to a target of 16% and a maximum of 24%. The above-target performance resulted in a 2022–2024 eProducts Revenue Mix performance share payout at 108% of target.

eProducts Revenue	Cumulative Free Cash Flow (“FCF”)*

The Company’s eProducts Revenue was $2.335 billion, which was between the threshold level of $2.0 billion and the target level of $3.0 billion and resulted in an eProducts Revenue performance share payout at 67% of target.

The Company’s Cumulative FCF was $1.975 billion, which was between the target level of $1.7 billion and the maximum of $2.0 billion and resulted in a Cumulative FCF performance share payout at 192% of target.

*Adjusted Operating Margin and Free Cash Flow are non-GAAP measures. Reconciliations to comparable GAAP measures for AOM and FCF can be found in the Appendix.

With a 25% weighting for each of these metrics, the result was a combined payout of 131% of target under the 2022–2024 performance shares.

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Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

Executive Compensation Objectives

The objectives of our executive compensation program are to:

●	Link executives’ and stockholders’ interests through equity-based incentive plans
●	Attract and retain the best global talent
●	Motivate our executives to perform in support of the Company’s business strategies and goals (including growth and the creation of long-term stockholder value) by taking calculated risks
●	Provide an equitable and market-competitive compensation package that rewards individual performance in line with overall business results

2024 CEO Target Direct Compensation

Frédéric B. Lissalde President and Chief Executive Officer, BorgWarner Inc.

Long-Term Equity Incentive	Annual Incentive	Base Salary
●
Aligns management interests with our stockholders’ interests
●
Supports talent retention
●
Significant portion was performance based
●
Two Thirds of Total Value of Target Long-Term Equity Incentive Opportunity
Performance shares divided among eProducts Revenue (25%), eProducts AOM (25%), Foundational AOM (25%), and Relative Total Stockholder Return (25%), vesting at the end of a three-year performance period
●
One Third of Total Value of Target Long-Term Equity Incentive Opportunity
Restricted shares vest 50% after two years and the remainder vest after three years

●
Drives achievement of key business results
●
Incentivizes delivery of key short-term business objectives
●
Based on achievement of AOM and FCF, demonstrating strength of business
●
Includes a performance modifier that allows the Compensation Committee to modify the annual payout upward or downward up to 10% of MIP target awards. Annual payout remains capped at 200% of target
●
For 2024, the Compensation Committee elected to apply the performance modifier with a negative adjustment to the MIP payout equal to 10% of target
● Comprised 10% of total target direct compensation ● Remaining 90% of total target direct compensation was at-risk

2025 Proxy Statement |	7

Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

The compensation of our named executive officers (“NEOs”) is largely performance-based, with approximately 81%–90% of their target direct compensation (salary and target annual incentive and long-term equity incentives) at risk and based on Company performance (other than Mr. Nowlan, who retired in April 2024).

We continue to refine our executive compensation program to ensure it is consistent with our short-term and long-term strategies and provides a strong link between pay and performance.

To align executive compensation with our planned future profitable growth in an evolving market, we selected two "E" metrics for our Long-Term Equity Incentive (“LTI”) Plan for awards in 2024.

In addition to the eProducts revenue metric that we first introduced in our 2022–2024 LTI Plan, which measures the total revenue that we derived from eProducts, we introduced the eProducts AOM metric (the Adjusted Operating Margin in 2026 that we derive from eProducts) for our 2024–2026 LTI Plan.

Additionally, for the 2024–2026 LTI Plan, we have added a Foundational AOM metric (the Adjusted Operating Margin in 2026 that we derive from foundational products) to continue our focus on margin performance in our foundational business. We did not make any changes to the Relative Total Stockholder Return (TSR) metric.

For the 2024–2026 Long-Term Equity Incentive Plan, the metrics are as follows:

25%	25%
eProducts Revenue	eProducts AOM
25%	25%
Foundational AOM	Relative Total Stockholder Return (TSR)

Stockholder Engagement

We regularly meet with our investors to discuss our compensation practices, seek their feedback, and respond to any feedback shared with us. The Company’s 2023 executive compensation program received stockholder support and was approved, on an advisory basis, by 72.9% of stockholders voting on the proposal at the 2024 Annual Meeting of Stockholders. During our stockholder engagement calls in December 2024, the Company spoke at length about executive compensation. Please refer to page 39 for more details on topics discussed.

In response to stockholder feedback encouraging disclosure of any changes to executive compensation, the Company added the “Looking Ahead to 2025” section to Proposal 2 (see pages 45, 49, and 52) discussing changes to the compensation peer group, the MIP plan for 2025 as well as metrics underlying the 2025–2027 performance share awards.

We continue to refine our executive compensation program to ensure it is consistent with our short-term and long-term strategies. For information on our 2024 executive compensation, please see page 46.

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm	Our Board recommends that you vote “FOR” this proposal.

Proposal 4 Vote on a stockholder proposal to remove the one-year holding requirement to call a special meeting of stockholders	Our Board recommends that you vote “AGAINST” this proposal.

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Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

We will also act upon any other business that may properly come before the Annual Meeting and any adjournments or postponements of that meeting.

Our Board or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for Our Annual Meeting to Be Held on Wednesday, April 30, 2025

We have elected to furnish materials for the Annual Meeting via the internet. Beginning on or about March 19, 2025, we will mail a notice of internet availability to most of our stockholders containing instructions on how to access the proxy materials and vote online. All other stockholders will be sent a copy of our proxy materials by mail or e-mail on or about March 19, 2025. See your proxy card or page 78 for more information on how you can elect to receive your proxy materials over the internet or by e-mail if you received them by mail this year.

2025 Proxy Statement |	9

Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

Our Approach and Commitments

BorgWarner is a transformative global product leader delivering innovative and sustainable mobility solutions. Our sustainability strategy aligns with our vision of a clean, energy-efficient world. Our broad product portfolio allows us to capitalize on whichever market segment grows, whether it is electric, hybrid, or combustion. These products and components help drive toward a lower-carbon future by improving vehicle efficiency and/or reducing emissions in combustion and hybrid vehicles or enabling EVs.

Our Board oversees our sustainability strategy, with each Board committee having clearly defined responsibilities for specific ESG activities, risks, and opportunities, as follows:

Board of Directors
Our Board’s oversight responsibilities, among other things, require ongoing, in-depth consideration of environmental, social, and governance risks and opportunities.

Audit	Compensation	Corporate Governance

●
The Audit Committee provides oversight of the quality and integrity of the accounting, auditing, financial reporting, and risk management practices of the Company, including assessing the Company’s compliance with ESG-related disclosure requirements.

●
The Compensation Committee oversees human capital management and assesses whether efforts to promote and advance ESG initiatives, practices, and objectives are appropriate and effectively reflected in executive compensation.

●
The Corporate Governance Committee reviews sustainability strategy, policies, and procedures, including corporate responsibility matters, and receives, reviews, and considers stakeholder feedback on ESG topics.
●
The Corporate Governance Committee also ensures that there is appropriate ESG expertise on the Board and awareness of ESG risks and opportunities.

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Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

Sustainability Highlights

Environmental
●
We earn the majority of our revenue from EV and emissions-reducing hybrid and combustion products.
●
We have science-based near-term emissions reduction goals for Scope 1, Scope 2, and Scope 3.
●
We drive emissions reduction at our plants through a decarbonization toolbox, smart meters, and a decarbonization bonus metric.

Social
●
We outperformed our peer group on employee sense of inclusion and belonging in our 2023 engagement survey.
●
We have continued to achieve pay parity for women and racial/ethnic minorities and maintained our annual salary review process to address discrepancies in pay, if identified.
●
We have multiple training programs to provide our engineers and related roles the skills required to work on eProducts.
●
We have seen a continued downward trend in our safety incident and illness rates.

Governance
●
We offer ethics training, monitor compliance, and provide avenues for anonymous reporting to uphold our compliance culture.
●
We maintain quality management certification at all our manufacturing sites.
●
We have built processes to help us monitor and hold our suppliers accountable to responsible business practices.

5

Additional Sustainability and Other Information

To ensure transparency for all stakeholders, our reporting regarding sustainability matters is aligned with SASB, TCFD, and GRI frameworks. For more information, please refer to the Company’s Sustainability Report available on the Company’s website at www.borgwarner.com/company/sustainability. We anticipate the Company’s 2025 Sustainability Report will be issued later in 2025. In this Proxy Statement, we refer to additional materials or information available on or through our website. We do that for informational purposes only. In each case, we are not incorporating the content of our website in this Proxy Statement.

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Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

At this meeting, stockholders will elect eight directors to serve a one-year term that will expire at our 2026 Annual Meeting and until their respective successors have been duly elected and qualified. At the close of business on February 6, 2025, Director Frédéric B. Lissalde retired as our President and Chief Executive Officer and resigned as a member of the Board. The Company thanks Director Lissalde for his leadership, guidance, and service. As previously disclosed, the Board approved a leadership succession plan under which Joseph F. Fadool was appointed President and Chief Executive Officer of the Company and a member of the Board.

The Board consists of eight directors. The current slate of director nominees blends fresh perspectives of newer directors, coupled with the continuity and institutional knowledge of longer-tenured directors, for an average tenure of approximately 7.4 years and a median tenure of approximately 4.0 years. Seven out of our eight directors are independent and provide strong oversight of our long-term strategy.

Our Board takes a thoughtful approach to its composition and refreshment and utilizes a skills matrix (see page 21) to ensure the Board has the expertise, knowledge, and qualifications needed to guide the Company in the execution of its business strategy. Currently, our skills matrix includes the following attributes: notable auto industry experience, experience as Chair/CEO of a multi-national business, backgrounds that contribute to desired diversity, legal/governance experience, international backgrounds, product or clean technology/electronics expertise, non-automotive technology expertise, manufacturing experience, accounting and finance expertise, environmental/sustainability experience, and cybersecurity/risk management expertise. The Corporate Governance Committee understands the value of diversity in decision making and has sought and will continue to seek qualified women and members of minority groups as Board candidates.

See page 18 for information on candidate requirements and our process for director nominations.

Information on Nominees for Directors

The following pages set forth as of March 3, 2025, each of the director nominees’ names, the year in which he or she first became a director of the Company, their age, principal occupation, and his or her current directorships in other entities. The pages also include a narrative description of the director nominee’s experience, qualifications, attributes, and skills, as well as all directorships at public companies and registered investment companies held since March 3, 2020.

Each of the nominees for election has agreed to serve, if elected. All nominees are currently directors of the Company. If any nominee should become unavailable for election, our Board may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

Our Board recommends a vote “FOR” the election of each of the nominees for director: Joseph F. Fadool; Sara A. Greenstein; Michael S. Hanley; Shaun E. McAlmont; Deborah D. McWhinney; Alexis P. Michas; Sailaja K. Shankar; and Hau N. Thai-Tang.

2025 Proxy Statement |	13

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Directors and Nominees

Joseph F. Fadool President and Chief Executive Officer, BorgWarner Inc. Age: 58 Director Since: 2025 BorgWarner Committees: None Other Current Public Company Directorships: None

Principal Occupation, Directorships, and Education

Mr. Fadool has served as the President and Chief Executive Officer of the Company since February 2025. Prior to this role, he was Executive Vice President and Chief Operating Officer from July 2024 to February 2025. From October 2019 to June 2024, he was Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC, BorgWarner Thermal Systems Inc., and BorgWarner Turbo Systems LLC. He was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC from May 2019 to October 2019. He was Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC and BorgWarner Thermal Systems Inc. from January 2017 to May 2019. He was Vice President of the Company and President and General Manager of BorgWarner Ithaca LLC (d/b/a BorgWarner Morse Systems) from July 2015 until December 2016. From May 2012 to July 2015, he was the Vice President of the Company and President and General Manager of BorgWarner Morse TEC Inc.

Mr. Fadool holds a Bachelor of Science in electrical engineering from Lawrence Technological University and earned a Master of Science in computer and electronic controls from Wayne State University.

Key Attributes, Skills, and Experience

Mr. Fadool brings to the Board his deep understanding of the automotive industry and an intimate knowledge of the Company’s product portfolio, operations, and culture.

Sara A. Greenstein

President and Chief Executive Officer,
Axel Johnson Inc.

Age: 50

Director Since: 2021

BorgWarner Committees: Compensation, Corporate Governance (Chair)

Other Current Public Company Directorships: None

Principal Occupation, Directorships, and Education

Ms. Greenstein has served as the President and Chief Executive Officer of Axel Johnson Inc. (“Axel Johnson”), a privately held investment company that invests in global manufacturing and service businesses, since June 2022. Prior to Axel Johnson, she was the President, Chief Executive Officer, and Board Member of Lydall, Inc. (NYSE: LDL), a leading global manufacturer of value-added engineered materials and specialty filtration solutions serving the industrial, automotive, agribusiness, and medical markets, from November 2019 to October 2021. Prior to joining Lydall, Inc., Ms. Greenstein served as Senior Vice President of United States Steel Corporation (NYSE: X), an integrated steel producer, where she managed the company’s $4 billion Consumer Solutions business unit from 2014 to November 2019. Prior to United States Steel Corporation, Ms. Greenstein served as President, Supply Chain and Sustainability of UL, LLC (formerly Underwriters Laboratories) from 2012 to 2014 and various other executive roles at UL since 2001.

Ms. Greenstein currently serves on the board of Copeland, a global climate technologies company, where she also serves on the compensation committee. Previously, Ms. Greenstein served on the board of directors of Briggs & Stratton Corporation from August 2018 to January 2021, where she served on its Finance and Nominating and Governance Committees.

Ms. Greenstein holds a Bachelor of Science in business administration, with a concentration in industrial distribution management, from the Gies College of Business at the University of Illinois, Urbana-Champaign. Ms. Greenstein earned an MBA from the University of Michigan Stephen M. Ross School of Business.

Key Attributes, Skills, and Experience

Ms. Greenstein brings to the Board her executive leadership skills, including experience as a public company chief executive officer, as well as cybersecurity expertise and her knowledge of public company matters from her service on other public company boards.

Skills and Experience Key:

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

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Michael S. Hanley Retired Global Automotive Leader, Ernst & Young LLP Age: 69 Director Since: 2016 BorgWarner Committees: Audit (Chair), Executive Other Current Public Company Directorships: None

Principal Occupation, Directorships, and Education

Mr. Hanley retired as a Partner from Ernst & Young LLP in 2014. He served as the firm’s Global Automotive Leader from 2003 to 2014 and was Senior Advisory Partner or Global Coordinating Partner for many automotive clients during his 24-year span as a Partner.

Previously, Mr. Hanley served on the board of directors of Shiloh Industries, Inc. from 2014 until the sale of the company in 2020 to private investors.

Mr. Hanley holds a Bachelor of Business Administration in accounting from the University of Toledo and is a Certified Public Accountant (Retired).

Key Attributes, Skills, and Experience

Mr. Hanley brings to the Board his extensive knowledge of accounting and his financial expertise in the automotive industry including experience in assurance and industry advisory services and global automotive industry strategy and initiatives, as well as his knowledge of public company matters from his service on other public company boards.

Shaun E. McAlmont

Former President and
Chief Executive Officer,
Ninjio, LLC

Age: 59

Director Since: 2020

BorgWarner Committees: Compensation, Corporate Governance

Other Current Public Company Directorships: Lee Enterprises, Inc.

Principal Occupation, Directorships, and Education

Dr. McAlmont, a business and leadership consultant, served as President and Chief Executive Officer of Ninjio, LLC (“Ninjio”), a cybersecurity training company which provides enterprise level awareness training, from January 2022 to September 2024. Prior to Ninjio, he served as the President of Career Learning for Stride, Inc. (NYSE: LRN), a provider of online consumer and corporate talent development programs, from 2018 to October 2021. Prior to joining Stride, he worked as President and CEO of Neumont College of Computer Science, a for-profit career college, from 2015 to 2017, and previously as CEO and Director of Lincoln Educational Services (NASDAQ: LINC), which includes the Lincoln Tech automotive training institutes, from 2005 to 2015. His corporate training and consumer skill development experiences are balanced by early career roles in traditional education operations at Brigham Young and Stanford Universities.

Dr. McAlmont currently serves on the board of Lee Enterprises, Inc. (NASDAQ: LEE), an American media company, since April 2022, and serves on its audit and risk management committee and the executive compensation committee. Dr. McAlmont also serves as a member of the Brigham Young University Marriott School of Business National Advisory Council.

Dr. McAlmont holds a Bachelor of Science from Brigham Young University, a Master of Arts in education administration from the University of San Francisco, and a Doctorate in higher education from the University of Pennsylvania. At the University of Pennsylvania, he graduated with a rare dual distinction both for his dissertation and for the defense of his research on student advising and development. In addition to his academic and career achievements, Dr. McAlmont is a former NCAA and international athlete.

Key Attributes, Skills, and Experience

Dr. McAlmont brings to the Board his executive leadership experience, including proficiency as a public company chief executive officer, as well as expertise in corporate cybersecurity awareness training, human capital management, workforce training and development, and adult education.

Skills and Experience Key:

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

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Deborah D. McWhinney

Retired Chief Executive Officer
of Global Enterprise Payments,
Citigroup Inc.

Age: 69

Director Since: 2018

BorgWarner Committees: Audit, Compensation (Chair)

Other Current Public Company Directorships: Franklin Templeton ETF Trust

Principal Occupation, Directorships, and Education

Ms. McWhinney retired from Citigroup Inc. (NYSE: C), one of the largest financial services firms, in 2014 as Chief Executive Officer of Global Enterprise Payments. She joined Citigroup in 2009 as President of Wealth Management & Personal Banking. Ms. McWhinney also co-chaired Citi Women, an internal program aimed to improve training and sponsorship for women across the group and to develop high potential female executives. Prior to Citigroup, she spent six years as President of Charles Schwab Corp.’s (NYSE: SCHW) division that serves financial advisors and was a member of the Schwab Bank board of directors.

Ms. McWhinney currently serves on the board of Franklin Templeton ETF Trust. In addition to her public board service, Ms. McWhinney serves as a director of LegalShield and of Fortress Net Lease REIT. She is also on the Board of Trustees for the California Institute for Technology and the Institute for Defense Analyses. Previously, Ms. McWhinney served on the boards of Fluor Corp (NYSE: FLR); Focus Financial Partners, Inc. (NYSE: FOCS); Lloyds Banking Group PLC (NYSE: LLOY), where she was Chair of the Cyber and IT Resilience Committee; Fresenius Medical Company (NYSE: FMS); and S&P Global Inc. (NYSE:SPGI).

Ms. McWhinney holds a Bachelor of Arts in communications from the University of Montana.

Key Attributes, Skills, and Experience

Ms. McWhinney brings to the Board her executive leadership skills in developing and implementing global technology services for some of the world’s largest corporations and governments, including her financial expertise, knowledge of cybersecurity matters, and broad understanding of corporate governance matters.

Alexis P. Michas

Non-Executive Chair of the Board,
BorgWarner Inc.;
Managing Partner,
Juniper Investment Company, LLC

Age: 67

Director Since: 1993

BorgWarner Committees: Executive (Chair)

Other Current Public Company Directorships: AstroNova, Inc., Revvity, Inc.

Principal Occupation, Directorships, and Education

Mr. Michas is the founder and acting Managing Partner of Juniper Investment Company, LLC, an investment management firm based in New York, since 2008. Mr. Michas is also a Principal of Aetolian Investors, LLC, a registered Commodity Pool Operator.

Mr. Michas has been the Non-Executive Chairman of Revvity, Inc. (NYSE: RVTY) (formerly PerkinElmer Inc.) since December 2019, has been a director of AstroNova, Inc. (NASDAQ: ALOT) since June 2022, and is a director of Theragenics Corporation, a privately held company. Previously, Mr. Michas also served as the Non-Executive Chairman of the board of directors of Lincoln Educational Services Corporation (NASDAQ: LINC) until 2015 and was a director of Allied Motion Technologies, Inc. (NASDAQ: AMOT) until July 2017.

Mr. Michas holds a Bachelor of Arts from Harvard College and an MBA from Harvard Business School.

Key Attributes, Skills, and Experience

Mr. Michas brings to the Board his many years of private equity experience across a wide range of industries, and a successful record of managing investments in public companies. Mr. Michas also brings extensive transactional expertise, including mergers and acquisitions, IPOs, debt and equity offerings, and bank financing which provides valuable insight on trends in global debt and equity markets, and the impact of such trends on the capital structure of the Company. The Board also benefits from his corporate governance knowledge of public company matters from his service on other public company boards, including his service as Non-Executive Chair, lead director, and a member of the compensation, governance, audit, finance, and executive committees of such companies. Mr. Michas’ thorough knowledge of the Company and his comprehensive understanding of the role of boards of directors qualify him to serve on our Board and as our Non-Executive Chair.

Skills and Experience Key:

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

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Sailaja K. Shankar

Senior Vice President, Engineering
of the Security Business Group,
Cisco Systems, Inc.

Age: 58

Director Since: 2022

BorgWarner Committees: Audit, Compensation

Other Current Public Company Directorships: None

Principal Occupation, Directorships, and Education

Ms. Shankar has served as the Senior Vice President, Engineering of the Security Business Group, Cisco Systems, Inc. (NASDAQ: CSCO), a leading global manufacturer of networking hardware, software, telecommunications equipment, and other high-technology services and products, since January 2023. In this role, she is responsible for engineering including strategy execution and architecture. From September 2021 to January 2023, Ms. Shankar was the Senior Vice President and General Manager of SBG. From June 2021 to September 2021, Ms. Shankar was the Senior Vice President and General Manager of the Cloud and Network Security business unit within SBG. Prior to joining Cisco, Ms. Shankar served as Senior Vice President of Engineering, Enterprise of McAfee Corp. (NASDAQ: MCFE), a computer security software company, where she was responsible for its security and threat defense solutions across endpoint, extended detection and response, data center security, and cloud native application processes, from February 2019 to June 2021. She also acted as General Manager of Mobile and ISP Solutions Business Unit from February 2016 to February 2019.

Ms. Shankar currently serves as a member of the board of advisors of Team8, a global venture capital company. Ms. Shankar also serves as a board observer of Qwiet AI (formerly ShiftLeft, Inc.), a company focused on cybersecurity solutions.

Ms. Shankar holds a Bachelor of Science in chemistry from Maris Stella College, and a Bachelor and Master of Arts from Andhra University in mass communications/journalism and English literature, respectively. In 2022, Ms. Shankar received accolades for her executive leadership within the IT industry and beyond and was named among 10 Women Making a Difference in Cybersecurity by CRN, a top technology news and information source for solution providers, IT channel partners, and value-added resellers.

Key Attributes, Skills, and Experience

Ms. Shankar brings to the Board her deep experience innovating technological solutions, driving strategic change in global enterprises, and portfolio building experience including cybersecurity and artificial intelligence (“AI”) expertise. Ms. Shankar also prides herself on being a champion of diversity, mentoring the next generation of technical women, and is a global advisor with “How Women Lead.” At Cisco, Ms. Shankar is the executive sponsor for Women in AI, Women in Tech, Women in Cyber Security, and Humans of AI.

Hau N. Thai-Tang

Retired Chief Industrial Platform Officer,
Ford Motor Company

Age: 58

Director Since: 2023

BorgWarner Committees: Audit, Corporate Governance

Other Current Public Company Directorships: None

Principal Occupation, Directorships, and Education

Mr. Thai-Tang retired from Ford Motor Company (NYSE: F), a global automotive manufacturer, in 2022 as Chief Industrial Platform Officer. In this position, Mr. Thai-Tang led global research and advanced engineering, product development, design, manufacturing engineering, purchasing, and supply chain teams to deliver an industry leading product portfolio of digitally connected ICE and BEV vehicles. Mr. Thai-Tang joined Ford in 1988 and held positions of increasingly significant responsibility. Previous positions included Chief Product Platform and Operations Officer from October 2020 to October 2021; Chief Product Development and Purchasing Officer from July 2017 to October 2020; and Group Vice President of Global Purchasing from August 2013 to July 2017.

Mr. Thai-Tang currently serves on the board of Bose Corporation, a private American manufacturing company of audio equipment. He is a member of the Nominating and Corporate Governance, and Compensation committees.

Mr. Thai-Tang holds a Bachelor of Science in mechanical engineering from Carnegie Mellon University and an MBA from the University of Michigan Stephen M. Ross School of Business.

Key Attributes, Skills, and Experience

Mr. Thai-Tang brings to the Board his extensive automotive industry experience, including his 34-year career at Ford and excellent forward-looking perspective on the industry, particularly the transformation around electrification. In addition to his engineering, product planning, product development, cybersecurity, and technology expertise, Mr. Thai-Tang has a strong operational background, including supply chain and procurement. Mr. Thai-Tang led Ford’s product development and purchasing organizations during its launches of the Mustang-E, F-150 Lightning, Bronco, Maverick, and Puma.

Skills and Experience Key:

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-U.S. Origin	Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”	Environmental/Sustainability Experience	Cybersecurity/Risk Management Expertise

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Director Nominee Requirements

The Corporate Governance Committee seeks to establish and maintain a board that is strong in its collective knowledge and that possesses a diversity of skills, background, and experience in areas that are relevant to guide the Company in executing its business strategy. In considering whether to recommend to the full Board any candidate for inclusion in our Board’s slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the extent to which candidates possess the following factors:

●	The highest personal and professional ethics, integrity, and values
●	Demonstrated business acumen, experience, and the ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company
●	Ability to evaluate strategic options and risks, form independent opinions, and state those opinions in a constructive manner
●	Active, objective, and constructive participation at meetings of our Board and its committees
●	Flexibility in approaching problems
●	Open-mindedness on policy issues and areas of activity affecting the overall interests of the Company and its stockholders
●	Stature to represent the Company before the public, stockholders, and various others who affect the Company
●	Involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its stockholders
●	Willingness to objectively appraise management performance in the interest of the stockholders
●	Interest and availability of time to be involved with the Company and its employees over a sustained period
●	Ability to work well with others, with a deep and wide perspective in dealing with people and situations while respecting the views of others
●	A reasoned and balanced commitment to the social responsibilities of the Company
●	Contribution to our desired diversity and balance of our Board
●	Willingness of independent directors to limit public company board service to four or fewer boards (any exceptions would require Corporate Governance Committee approval)
●	Willingness to tender, promptly following the annual meeting at which they are elected or re-elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election, and (ii) our Board’s acceptance of such resignation
●	Willingness to provide all information, including completion of a questionnaire, required by the Company’s Amended and Restated By-laws (“By-laws”)

Nomination Process and Evaluation

The Corporate Governance Committee accepts candidate recommendations and referrals from a variety of sources, including stockholders, directors, management, search firms, and other sources. An overview of the process undertaken by the Corporate Governance Committee when evaluating candidates includes:

●	Use of a skills matrix to identify specific attributes desired to be represented on our Board
●	An assessment of the candidates’ freedom from conflicts of interest and independence
●	Consideration of the candidates’ qualifications, expertise, and cognitive diversity
●	Qualified candidates are discussed and interviewed by the Corporate Governance Committee, Non-Executive Chair, and CEO
●	The Corporate Governance Committee recommends nominees to the full Board
●	The full Board selects nominees
●	Stockholders vote on nominees at annual stockholders’ meetings
●	The Corporate Governance Committee evaluates the full Board, its committees, and individual directors annually

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Board Refreshment

We routinely assess the Board’s composition to ensure we have the right mix of attributes, experiences, perspectives, qualifications, and skills to maximize our Board’s potential. We believe the Company, our employees, our stockholders, and our other stakeholders benefit from the continuity of longer-tenured directors complemented by the fresh perspectives of newer directors. Over the last five years, our Board has undergone significant refreshment, resulting in a lower average tenure and broad diversity of backgrounds.

2020	2021	2022	2023	2025

Shaun E. McAlmont	Sara A. Greenstein	Sailaja K. Shankar	Hau N. Thai-Tang	Joseph F. Fadool
Joined on 8/21/20	Joined on 11/9/21	Joined on 9/21/22	Joined on 2/8/23	Joined on 2/6/25

Corporate Governance Principles and Board Matters

Independence of the Directors

Our Board has determined that all Board members meet the independence requirements of the New York Stock Exchange (“NYSE”), except for Mr. Fadool, our President and CEO. Under the Company’s Corporate Governance Guidelines (available at www.borgwarner.com/investors/corporate-governance), a director will not be considered independent unless our Board determines that such director does not have a material relationship with the Company. In addition, the Company’s Corporate Governance Guidelines provide, among other things, that:

●
A director who is an employee or whose immediate family member is an executive officer of the Company is not “independent” until three years after the end of such employment relationship.

●
A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after the director stops receiving more than $120,000 per year in such compensation.

●
A director who is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company’s audit or was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit at that time, is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

●
A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee, is not “independent” until three years after the end of such service or the employment relationship.

●
A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

●
A director who is not considered independent by relevant statute or regulation is not “independent.”

No director nominee, director, or executive officer is related to any other director nominee, director, or executive officer (or to any director or executive officer of any of the Company’s subsidiaries) by blood, marriage, or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers or any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director of the Company or any of its subsidiaries. No director or executive officer of the Company is party to, or has any material interests in, any material legal proceedings that are adverse to the Company or its subsidiaries.

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Board Leadership Structure

Our Board currently separates the roles of Chair and Chief Executive Officer. Mr. Michas, an independent director, is Non-Executive Chair, and Mr. Fadool is President and CEO and a member of the Board. Our Board believes that separating the Chair and CEO positions provides the most appropriate leadership structure for the Company at this time. Our Board further believes that separating the roles of Chair and CEO maximizes the synergetic benefits of these two leaders. It allows Mr. Fadool to devote his full attention to focusing on his responsibilities as CEO without the additional responsibilities of Chair. The Non-Executive Chair focuses on the following:

Alexis P. Michas, Non-Executive Chair and Independent Director
●
The effectiveness and independence of our Board, including providing independent oversight of the Company’s management and affairs on behalf of the Company’s stockholders
●
Serving as the principal liaison between the Company’s management and the independent directors
●
Contributing to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled Board meeting
●
Facilitating discussion among the independent directors on key issues and concerns outside of Board meetings
●
Consulting with the CEO and independent directors regarding Board agenda items

●
Approving the scheduling of Board meetings and approving the agenda and materials for each Board meeting and executive session of our Board’s non-employee, independent directors
●
Presiding over all meetings of our Board
●
Communicating with stockholders when appropriate
●
Overseeing the CEO, full Board, and individual director evaluation processes with the Corporate Governance Committee
●
Other responsibilities that the independent directors as a whole might designate from time to time

Our Board recognizes that no single leadership model is right for all companies at all times. Our Board has reserved the discretion to determine the most appropriate leadership structure for the Company, and our Board periodically reviews the leadership structure.

Please find our director nominees’ principal areas of expertise and attributes on the following page.

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Board Nominee Skills and Attributes

	FADOOL	GREENSTEIN	HANLEY	MCALMONT	MCWHINNEY	MICHAS	SHANKAR	THAI-TANG
Notable Auto Industry Experience Has either long (measured in years) or high-level experience in the original equipment vehicle manufacture or vehicle systems or component supply business.	⏺	⏺	⏺					⏺
Experience as Chair/CEO of Multi-National Business Serves as or has served as Chair or Chief Executive Officer of a corporation that does or did business on more than one continent.	⏺	⏺		⏺	⏺	⏺
Background Contributes to Desired Diversity Cultural, ethnic, or geographic background increases the diversity of such backgrounds represented on the Board.		⏺		⏺	⏺		⏺	⏺
Legal/Governance Experience Current or former member of corporate governance committee of a public company or advised a public company on corporate governance matters.		⏺			⏺	⏺
Non-U.S. Origin Was born outside of the United States.				⏺			⏺	⏺

Product or Clean Technology/Electronics Expertise
Holds one or more degrees in engineering or has acquired specialized technical knowledge in industry-relevant product design and development, electronic controls, or ground propulsion technology.

	⏺	⏺						⏺

Non-Automotive Technology Expertise
Has served as a leader in technology, strategy, or innovation in a mid-cap or larger multi-national company or currently does so. Experience in disruptive technology is also desired.

		⏺		⏺	⏺		⏺
Manufacturing Experience Participated in or directly oversaw manufacturing operations during a significant portion of their career or currently does so.	⏺	⏺						⏺

Meets SEC Definition of “Audit Committee Financial Expert”
As determined by our Board, qualifies as an “Audit Committee Financial Expert” as defined in U.S. Securities and Exchange Commission (“SEC”) rules.

		⏺	⏺	⏺	⏺	⏺	⏺	⏺
Environmental/Sustainability Experience Has either long (measured in years) or high-level experience in assessing environmental compliance and overseeing responsible long-term value creation.		⏺		⏺	⏺	⏺		⏺
Cybersecurity/Risk Management Expertise Has either long (measured in years) or high-level experience in providing effective oversight of risk management (including cybersecurity) procedures.		⏺	⏺	⏺	⏺		⏺	⏺

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Board Committees

Our Board held five meetings during 2024. Each of the directors, who was a director in 2024, attended at least 75% of the meetings of our Board and each committee on which he or she served. Our Corporate Governance Guidelines state that directors are expected to use their best efforts to personally attend the Company’s Annual Meeting of Stockholders. If a director cannot attend meetings in person due to travel issues, schedule conflicts, or similar reasons, the director may attend by phone or via a virtual meeting platform. All directors serving at the time of the 2024 Annual Meeting of Stockholders attended the meeting.

Our Board has a standing Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee. The charters for each committee can be found on the Company’s website at www.borgwarner.com/investors/corporate-governance. The responsibilities of our Board committees are set forth in their charters. The chart below details the Committees upon which our directors serve.

			Committees
	Age	Director Since	Audit	Compensation	Corporate Governance	Executive*
Joseph F. Fadool President and Chief Executive Officer, BorgWarner Inc.	58	2025
Sara A. Greenstein IND President and Chief Executive Officer, Axel Johnson Inc.	50	2021		⏺	C
Michael S. Hanley IND Retired Global Automotive Leader, Ernst & Young LLP	69	2016	C			⏺
Shaun E. McAlmont IND Former President and Chief Executive Officer, Ninjio, LLC	59	2020		⏺	⏺
Deborah D. McWhinney IND Retired Chief Executive Officer of Global Enterprise Payments, Citigroup Inc.	69	2018	⏺	C
Alexis P. Michas IND Non-Executive Chair of the Board, BorgWarner Inc. Managing Partner, Juniper Investment Company, LLC	67	1993				C
Sailaja K. Shankar IND Senior Vice President, Engineering of the Security Business Group, Cisco Systems, Inc.	58	2022	⏺	⏺
Hau N. Thai-Tang IND Retired Chief Industrial Platform Officer, Ford Motor Company	58	2023	⏺		⏺

*Director Lissalde retired from the Company and resigned from the Board at the close of business on February 6, 2025.

C = Chair

 ⏺  = Member

 IND = Independent

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The following profiles reflect the composition of each Board committee, as of March 19, 2025.

Audit Committee

Michael S. Hanley (Chair)	Deborah D. McWhinney	Sailaja K. Shankar	Hau N. Thai-Tang	6 MEETINGS IN 2024

The Audit Committee Charter provides that the Audit Committee will, among other things, assist the full Board in fulfilling our Board’s oversight responsibility relating to:

●	Ensuring the quality and integrity of the accounting, auditing, financial reporting, and risk management practices of the Company
●	Overseeing the appointment, compensation, retention, and oversight of the independent registered public accounting firm
●	Monitoring the independent registered public accounting firm’s qualifications, independence, and work (including resolving any disagreements between the Company’s management and the independent registered public accounting firm regarding financial reporting)
●	Providing pre-approval of all services to be performed by the independent registered public accounting firm
●	Monitoring the performance of the Company’s internal audit function and compliance with legal and regulatory requirements and reviewing, on behalf of our Board, the Company’s risk management programs
●	Overseeing the quality and integrity of the accounting, auditing, financial reporting and risk management practices of the Company, including as it relates to cybersecurity, and assessing the Company’s compliance with ESG-related disclosure requirements
●	Considering any requests for waivers of application of the Company’s Code of Conduct

In July 2024, the Audit Committee reviewed the Audit Committee Charter and recommended revisions to our Board, including amendments related to requests for waivers to the Code of Ethical Conduct. Stockholders can find the current charter reflecting those changes on the Company’s website at www.borgwarner.com/investors/corporate-governance.

Each member of the Audit Committee meets the independence requirements set by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. The Audit Committee has four members who are qualified as an audit committee financial expert as defined by the rules and regulations of the SEC: Mr. Hanley (who serves as Chair), Ms. McWhinney, Ms. Shankar, and Mr. Thai-Tang. None of the Audit Committee members simultaneously serve on the audit committees of more than two other public companies.

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Compensation Committee

Deborah D. McWhinney (Chair)	Sara A. Greenstein	Shaun E. McAlmont	Sailaja K. Shankar	7 MEETINGS IN 2024

The Compensation Committee Charter provides that the Compensation Committee will, among other things, assist our Board in fulfilling its oversight responsibility relating to:

●	Reviewing and approving the Company’s stated executive compensation philosophy and strategy to ensure that members of management are rewarded appropriately for their contributions to corporate growth and value creation and that the executive compensation strategy supports corporate objectives and stockholder interests
●	Reviewing and approving CEO and other executive officer remuneration and compensation plans, and supervising the administration of these plans
●	Ensuring that the compensation of executive officers is internally equitable, is externally competitive, motivates executive officers toward the achievement of business objectives, and aligns their focus with the long-term interests of Company stockholders
●	Overseeing human capital management and assessing whether ESG goals, if appropriate, are effectively reflected in executive compensation

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate.

In July 2024, the Compensation Committee reviewed the Compensation Committee Charter and recommended to our Board that it was not necessary to make changes to it. Stockholders can find the current charter on the Company’s website at www.borgwarner.com/investors/corporate-governance.

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Corporate Governance Committee

Sara A. Greenstein (Chair)	Shaun E. McAlmont	Hau N. Thai-Tang	5 MEETINGS IN 2024

The Corporate Governance Committee Charter provides that the Corporate Governance Committee will assist our Board in fulfilling its oversight responsibility by:

●	Recommending Board composition and structure
●	Developing and recommending appropriate corporate governance principles, including the nature, duties, and powers of Board committees
●	Reviewing and recommending qualified persons to be nominated for election or re-election as directors, including stockholders’ suggestions for Board nominations
●	Analyzing and recommending to the Board CEO succession, executive talent development, and the Company’s executive management needs
●	Recommending the emergency successor to the CEO
●	Analyzing and approving any related person transactions
●	Overseeing the Company’s sustainability strategy, policies, and procedures, including corporate responsibility matters
●	Receiving, reviewing, and considering stakeholder feedback
●	Ensuring that there is ESG expertise on the Board and an awareness of ESG risks and opportunities

The Corporate Governance Committee also establishes criteria for Board and committee membership, evaluates Company policies relating to directors, and oversees the evaluation of our Board, its committees, and management. The Corporate Governance Committee, subject to Board approval, also determines directors’ retainers, equity awards, fees, and reimbursable expenses and makes appropriate recommendations to the Board in light of corporate governance developments.

The Corporate Governance Committee will consider nominees for our Board from a variety of sources, including current directors, management, retained third-party search firms, and stockholders.

Stockholder-recommended candidates and stockholder nominees whose nominations comply with the required procedures and who meet the criteria referred to in this Proxy Statement will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s candidates.

In July 2024, the Corporate Governance Committee reviewed the Corporate Governance Committee Charter and recommended revisions to our Board, including amendments related to requests for waivers to the Code of Ethical Conduct. Stockholders can find the current charter reflecting those changes on the Company’s website at www.borgwarner.com/investors/corporate-governance.

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Executive Committee*

Alexis P. Michas (Chair)	Michael S. Hanley	THE EXECUTIVE COMMITTEE DID NOT MEET DURING 2024

*Frédéric B. Lissalde served as the third member of the Executive Committee during 2024.

The Executive Committee is empowered to act for the full Board during intervals between Board meetings when telephonic or virtual meetings cannot reasonably be arranged, except for certain matters that by law may not be delegated.

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Risk Oversight

Oversight of risk is an evolving process. Management, through the Company’s internal enterprise risk management committee (the “ERM Committee”), assesses the degree to which risk management is integrated into business processes throughout the organization. While our Board has ultimate responsibility for oversight of the Company’s risk management practices, the Audit, Compensation, and Corporate Governance Committees of our Board contribute to the risk management oversight function.

Board of Directors

Regularly and continually receives information, including risk assessment and management reports from the internal ERM Committee, intended to apprise it of the strategic, operational, commercial, financial, legal, health and safety, and compliance risks the Company faces.

Audit	Compensation	Corporate Governance

●
Focuses on financial and compliance risk, including internal controls and cybersecurity risk management practices, and receives risk assessment and management reports from the Company’s information technology and internal audit functions.
●
Receives, reviews, and discusses regular reports concerning risk identification and assessment, risk management policies and practices, and mitigation initiatives, to assure that the risk management processes designed and implemented by the Company are adapted to the Company’s strategy, are functioning as expected, and comply with legal and regulatory requirements.
	● Strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long-term business strategy and objectives.	● Oversees risk management practices in its domain, including director candidate selection, governance, sustainability, and succession matters.

Management

Assesses the degree to which risk management is integrated into business processes and continually seeks opportunities to further engrain enterprise risk management into business processes throughout the organization.

The ERM Committee is overseen by the Company’s Executive Vice President, Chief Financial Officer and Executive Vice President, Chief Administrative Officer, General Counsel and Secretary (together, the “Executive Champions”). The Executive Champions set the tone and expectations for enterprise risk management throughout the Company. The ERM Committee is comprised of the Company’s Vice President, Chief Accounting Officer; Vice President, Treasurer; Vice President, Internal Audit; Vice President, Chief Compliance Officer; Vice President, Chief Information Officer; Assistant Controller; and Director of Risk Management. Given their roles with the Company, the members are well positioned to provide the ERM Committee with the information necessary to properly identify, manage, and monitor material risks associated with our business processes. The ERM Committee works closely with business unit representatives, who coordinate and promote enterprise risk management activities within their respective business units.

Our Board actively encourages management to continue to drive opportunities to evolve its ERM processes. In 2024, our Board reviewed the Company’s continued enhancement of its enterprise risk management governance infrastructure, processes, integration, communications, and sustainability policies and practices. The members of the ERM Committee have direct access to the Audit, Compensation, and Corporate Governance Committees and our Board.

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Executive Sessions

The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of our Board. Non-Executive Chair Michas is the current presiding director. Except for our Executive Committee, the committees of our Board also meet in executive sessions without the presence of any corporate officer or members of management in conjunction with regular meetings of the committees.

Stockholder Communication with the Board

Stockholders interested in communicating with the Non-Executive Chair or with non-employee directors may do so by writing to such director, in care of our Secretary, 3850 Hamlin Road, Auburn Hills, Michigan, 48326. The “Investors” section on our website located at www.borgwarner.com/investors/corporate-governance lists the current members of our Board. We open and forward mail to the director or directors specified in the communication. Additionally, any interested parties can make compliance concerns known directly to the Company’s non-employee directors either on-line at compliancehotline.borgwarner.com, or by calling toll-free at 1-800-461-9330.

Certain Relationships and Related Person Transactions

The Company has a written policy concerning related person transactions under which the Corporate Governance Committee is responsible for the review and disapproval or approval of any related party transactions in which a director, nominee for director or executive officer, or immediate family member of any of them has a material interest.

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BorgWarner seeks a non-binding advisory vote from its stockholders to approve the compensation of its NEOs as described and disclosed in the Compensation Discussion and Analysis section beginning on page 32 and the Executive Compensation Tables section beginning on page 57 in accordance with the executive compensation disclosure rules in Item 402 of the SEC’s Regulation S-K. Consistent with the requirements of Section 14A of the Exchange Act, the vote on this proposal is not intended to address any specific element of compensation but, rather, the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

While this vote is advisory and not binding on our Company, it provides valuable information to our Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders.

The Compensation Committee believes that its 2024 compensation decisions and our executive compensation program align the interests of stockholders and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of short-term and long-term objectives, while at the same time avoiding unnecessary or excessive risk taking. We maintain the highest level of oversight of our executive compensation program. Our Board, Non-Executive Chair, CEO, and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives. We closely monitor the compensation program and pay levels of executives from other companies that we believe to be similar to BorgWarner in business characteristics and economics.

Our Board recommends a vote “FOR” the approval, by advisory vote, of the compensation of our NEOs.

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Highlights of the 2024 Executive Compensation Program

Base Salary
●
Base pay is the initial salary paid, excluding benefits, bonuses, and pay increases
●
Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s compensation peer group discussed on page 44) with actual salaries reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance

Annual Cash Incentive
●
The Management Incentive Plan (“MIP”) is our cash-based, annual incentive plan for executives
●
Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s compensation peer group) with annual cash incentive targets, expressed as a percentage of base salary, reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance
●
MIP represents a variable pay component focused on short-term annual objectives that demonstrate the strength of the business
●
The Compensation Committee may modify the annual payout upward or downward up to 10% of MIP target awards for non-financial performance, subject to an overall cap on the MIP payout of 200% of target
●
For 2024 performance, 50% of the payout was based on Adjusted Operating Margin and 50% was based on Free Cash Flow. For each metric, the threshold, target, and maximum payouts were set as follows:

Adjusted Operating Margin	Free Cash Flow

Long-Term Equity Incentive
●
Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s compensation peer group) with target long-term equity incentives reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance
●
One third of the total value of target long-term equity incentive opportunity in Restricted Shares
●
50% vesting after two years and the remainder vesting after three years
●
Two thirds of the total value of target long-term equity incentive opportunity in Performance Shares
●
25% based on eProducts Revenue (as defined on page 50), measured at the end of a three-year performance period
●
25% based on eProducts AOM (as defined on page 50), measured at the end of a three-year performance period
●
25% based on Foundational AOM (as defined on page 50), measured over a three-year performance period
●
25% based on Relative TSR (as defined on page 50), measured over a three-year performance period
●
For the 2024–2026 performance period, the threshold, target, and maximum payout were set as follows:

eProducts Revenue	eProducts AOM
Foundational AOM	Relative TSR Performance

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2024 CEO Target Direct Compensation

Frédéric B. Lissalde President and Chief Executive Officer

The graphic to the right represents the 2024 target direct compensation of Frédéric B. Lissalde, our President and Chief Executive Officer during 2024. Approximately 90% of his target direct compensation was tied to performance, with the majority linked to long-term growth and stockholder returns. A significant portion of the target direct compensation of all the NEOs is at-risk and dependent upon the achievement of rigorous and objective performance requirements. In 2024, between 81%–90% of the target direct compensation of each of the NEOs (other than Mr. Nowlan, who retired in April 2024) was at-risk.

CEO TARGET DIRECT COMPENSATION

Long-Term Equity Incentive	Annual Incentive	Base Salary
●
Aligns management interests with our stockholders’ interests
●
Supports talent retention
●
Significant portion was performance based
●
Two Thirds of Total Value of Target Long-Term Equity Incentive Opportunity
Performance shares divided among eProducts Revenue (25%), eProducts AOM (25%), Foundational AOM (25%), and Relative Total Stockholder Return (25%), vesting at the end of a three-year performance period
●
One Third of Total Value of Target Long-Term Equity Incentive Opportunity
Restricted shares vest 50% after two years and the remainder vest after three years

●
Drives achievement of key business results
●
Incentivizes delivery of key short-term business objectives
●
Based on achievement of AOM and FCF, demonstrating strength of business
●
Includes a performance modifier that allows the Compensation Committee to modify the annual payout upward or downward up to 10% of MIP target awards. Annual payout remains capped at 200% of target
●
For 2024, the Compensation Committee elected to apply the performance modifier with a negative adjustment to the MIP payout equal to 10% of target
● Comprised 10% of total target direct compensation ● Remaining 90% of total target direct compensation was at-risk

Refer to page 38 for 2024 Key Compensation Decisions.

For the reasons we discuss above and in the “Compensation Discussion and Analysis” section, our Board recommends that stockholders vote in favor of the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The votes cast “for” this proposal must exceed the votes cast “against” this proposal for approval of the compensation of our NEOs, assuming that a quorum is present. For purposes of determining the advisory vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Proxies solicited by our Board will be voted “for” approval of the compensation unless a stockholder specifies otherwise.

We currently hold advisory votes on the compensation of NEOs on an annual basis and intend to hold the next such vote at the 2026 Annual Meeting of Stockholders.

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Compensation Discussion and Analysis

33	Introduction
33	Our Named Executive Officers
36	Executive Summary
36	2024 Performance Highlights
36	Leadership Transition
38	2024 Key Compensation Decisions
39	Stockholder Engagement
40	Leading Compensation Governance Practices
41	What Guides Our Program
41	Compensation Philosophy and Objectives
42	Principal Elements of Compensation
43	The Decision-Making Process
43	The Role of the Compensation Committee
43	The Role of Management
43	The Role of the Independent Compensation Consultant
44	The Role of Peer Groups
45	Looking Ahead to 2025
46	2024 Executive Compensation Program in Detail
46	Base Salary
46	Management Incentive Plan
46	2024 MIP Target Award Opportunities
46	2024 MIP Performance Goals and Results
48	2024 MIP Performance Modifier
48	2024 MIP Payouts
49	Looking Ahead to 2025
49	Long-Term Equity Incentives
49	2022-2024 Performance Share Awards Earned
50	2024-2026 Performance Share Awards
51	Restricted Stock
51	Treatment of Equity in the Event of a Change of Control
51	Treatment of Equity upon Qualifying Termination (Not in the Event of a Change of Control)
52	Looking Ahead to 2025
53	Other Executive Compensation Practices, Policies, and Guidelines
53	Stock Ownership Guidelines
53	Clawback Policy
53	Policies and Practices Relating to the Timing of Equity Awards
53	Insider Trading and Confidentiality Policy
53	Executive Benefits and Perquisites
54	Amended Employment Agreement with Mr. Lissalde
55	Change of Control Agreements and Executive Severance Plan
55	Compensation Risk Management
56	Tax Deductibility of Compensation
56	Compensation Committee Report
56	Compensation Committee Interlocks and Insider Participation
57	Executive Compensation Tables
57	Fiscal Year 2024 Summary Compensation Table
58	All Other Compensation Table
58	Grants of Plan-Based Awards in 2024
59	Outstanding Equity Awards at Fiscal 2024 Year End
60	Option Exercises and Stock Vested in 2024
60	Pension Benefits
61	Non-Qualified Deferred Compensation
62	Potential Payments Upon Termination or Change of Control
62	Change of Control Employment Agreements
64	Potential Payments Under Executive Severance Plan
64	Executive Severance Plan
65	Potential Payments Under Death, Disability and Retirement
66	CEO Pay Ratio
67	Pay Versus Performance
70	Director Compensation

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Introduction

This Compensation Discussion and Analysis, or CD&A, explains the executive compensation program for the Company’s named executive officers, or NEOs, that we list below. This CD&A also describes the Compensation Committee’s process for making pay decisions, and its rationale for specific decisions related to 2024 compensation for the NEOs. The section immediately below sets out the biographies for each of our NEOs as well as their Target Direct Compensation (i.e., the total of their base salaries, target bonus, and target long-term equity incentive awards) and their compensation at-risk for 2024 after taking into account any changes in target compensation levels during 2024. We list Mr. Kevin A. Nowlan as an NEO because he served as our Executive Vice President and Chief Financial Officer until March 1, 2024.

Our Named Executive Officers

Frédéric B. Lissalde President and Chief Executive Officer Age: 57 Employee Since: 1999

Biography

Mr. Lissalde served as the President and Chief Executive Officer of the Company from August 2018 to February 2025 and will continue in an advisory capacity until his retirement in August 2025. He was Executive Vice President and Chief Operating Officer of the Company from January 2018 to July 2018. From May 2013 to December 2017, he was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC.

Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in the areas of program management, engineering, operations, and sales in the United Kingdom, Japan, and France.

Mr. Lissalde holds a Masters of Engineering from ENSAM – Ecole Nationale Supérieure des Arts et Métiers – Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD – Institut Européen d’Administration des Affaires, Harvard, and MIT. Mr. Lissalde has served on the board of directors of Autoliv, Inc. (NYSE: ALV) since December 2020 and Soitec SA (Euronext Paris: SOI) since July 2024. Previously, he served on the board of directors of CLEPA (European Automotive Suppliers’ Association), based in Brussels, Belgium.

2024 Target Direct Compensation Highlights

Craig D. Aaron Executive Vice President and Chief Financial Officer Age: 47 Employee Since: 2007

Biography

Mr. Aaron has served as our Executive Vice President and Chief Financial Officer since March 2024. He was Vice President, Controller from December 2022 to February 2024. From March 2019 to November 2022, he was Vice President, Treasurer. He was Vice President, Finance of BorgWarner Morse Systems from December 2016 to February 2019.

Prior to joining BorgWarner, he worked at Federal-Mogul Corporation as a Corporate Account Manager and at Deloitte & Touche LLP as an In-Charge Auditor.

Mr. Aaron holds a Bachelor of Arts in accounting from Michigan State University and is a Certified Public Accountant in the State of Michigan.

2024 Target Direct Compensation Highlights

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Joseph F. Fadool Executive Vice President and Chief Operating Officer Age: 58 Employee Since: 2010

Biography

Mr. Fadool has served as the President and Chief Executive Officer of the Company since February 2025. Prior to this role, he was Executive Vice President and Chief Operating Officer from July 2024 to February 2025. From October 2019 to June 2024, he was Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC, BorgWarner Thermal Systems Inc., and BorgWarner Turbo Systems LLC. He was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC from May 2019 to October 2019. He was Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC and BorgWarner Thermal Systems Inc. from January 2017 to May 2019. He was Vice President of the Company and President and General Manager of BorgWarner Ithaca LLC (d/b/a BorgWarner Morse Systems) from July 2015 until December 2016. From May 2012 to July 2015, he was the Vice President of the Company and President and General Manager of BorgWarner Morse TEC Inc.

Mr. Fadool holds a Bachelor of Science in electrical engineering from Lawrence Technological University and earned a Master of Science in computer and electronic controls from Wayne State University.

2024 Target Direct Compensation Highlights

Stefan Demmerle Vice President, BorgWarner Inc. and President and General Manager, BorgWarner PowerDrive Systems Age: 60 Employee Since: 2012

Biography

Dr. Demmerle has been Vice President of the Company and President and General Manager of BorgWarner PDS (USA) Inc. since September 2012 and President and General Manager of BorgWarner PDS (Indiana) Inc. (formerly known as Remy International, Inc.) since December 2015.

Prior to joining BorgWarner, Dr. Demmerle served as Vice President of the powertrain electronics business at Continental from 2010 to 2012 after leading Continental Diesel Systems (formerly known as Siemens Diesel Systems Technology) as President and CEO from 2006 to 2010. He previously held positions of increasing responsibility within Siemens VDO Automotive in the transmission and engine electronics businesses, both in France and worldwide. Dr. Demmerle began his career in France with assignments in sales and program management for automotive engine components.

Dr. Demmerle holds a Master of Science in mechanical engineering from the Technical University of Munich, Germany, as well as a Ph.D. in mechanical engineering from the Institut Polytechnique de Grenoble, France.

2024 Target Direct Compensation Highlights

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Tonit M. Calaway Executive Vice President, Chief Administrative Officer, General Counsel and Secretary Age: 57 Employee Since: 2016

Biography

Ms. Calaway has been Executive Vice President, Chief Administrative Officer, General Counsel and Secretary since October 2020 and oversees the Legal, Government Affairs, Real Estate, Facilities, Security, and Aviation Departments. Prior to that, she served as Executive Vice President, Chief Legal Officer and Secretary of BorgWarner Inc. from August 2018 until October 2020 and was responsible for the Legal Department. Previously, Ms. Calaway served as Executive Vice President and Chief Human Resources Officer since 2016, where she managed all aspects of human resources for employees around the globe, including compensation and benefits, talent management, labor, employment, and related management issues.

Prior to joining BorgWarner, Ms. Calaway held various positions during her 18-year career at Harley-Davidson, Inc. in Milwaukee, Wisconsin. She served as Vice President of Human Resources, where she guided company-wide leadership development, compensation and benefits, labor relations, and diversity initiatives, and as President of The Harley-Davidson Foundation. A securities attorney by training, Ms. Calaway rose through the legal department, serving as Associate General Counsel – Motor Company Operations, Assistant General Counsel, Chief Compliance Counsel, and Assistant Secretary.

Ms. Calaway holds a Bachelor of Arts from the University of Wisconsin – Milwaukee and received her juris doctorate from the University of Chicago Law School. In addition, she holds an honorary doctorate of corporate and community relations degree from the University of Wisconsin-Milwaukee. She is a member of the State Bar of Wisconsin. Ms. Calaway currently serves on the boards of Air Products and Chemicals, Inc. (NYSE: APD) and W.P. Carey Inc. (NYSE: WPC).

2024 Target Direct Compensation Highlights

Kevin A. Nowlan Former Executive Vice President and Chief Financial Officer Age: 53 Employee Since: 2019

Biography

Mr. Nowlan served as our Executive Vice President and Chief Financial Officer from April 2019 until March 1, 2024, and continued in an advisory capacity through April 1, 2024, at which time he retired.

Prior to joining BorgWarner, he was Senior Vice President and President, Trailer, Components and Chief Financial Officer of Meritor, Inc., a commercial truck and industrial supplier, from March 2018 to March 2019. Mr. Nowlan joined Meritor in 2007 and served in a variety of finance roles before becoming Senior Vice President and Chief Financial Officer in May 2013. Prior to Meritor, Inc., Mr. Nowlan worked for GMAC and The General Motors Company’s Treasurer’s Office for 12 years in a variety of roles.

2024 Target Direct Compensation Highlights

Target Direct Compensation is not shown for Mr. Nowlan. Due to his retirement in 2024, he did not receive a long-term equity incentive award in 2024, and he was not eligible for an annual incentive (MIP) payout for 2024.

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Executive Summary

2024 Performance Highlights

At BorgWarner, we strongly believe that pay should be linked to Company performance. Our technology-focused product portfolio remained strong in a dynamic market. This allowed us to deliver another year of strong underlying results, demonstrated by our focus on expanding margins and free cash flow generation in 2024 versus the prior year. We were able to improve margin year-over-year despite the market decline and headwinds from the acquisition of Eldor Corporation.

As a result of strong sales and margin performance, we delivered results above the top end of guidance for both Adjusted Operating Margin, or AOM, and Free Cash Flow, or FCF, that we disclosed in February 2024. We delivered AOM of 10.06% and FCF at $729 million for purposes of the Management Incentive Plan, or MIP, which is our cash-based, annual incentive plan for executives.

Our strong performance also is reflected in the results of our 2022–2024 Long-Term Equity Incentive Plan, under which the Company exceeded target-level performance in three of its four metrics in spite of headwinds in the EV market.

Leadership Transition

Frédéric B. Lissalde

On November 6, 2024, BorgWarner Inc. announced that, effective at the close of business on February 6, 2025, Frédéric B. Lissalde, the President and Chief Executive Officer of the Company, would retire and that Joseph F. Fadool, who was then the Company’s Executive Vice President of BorgWarner Inc. and Chief Operating Officer, had been appointed to succeed him as President and Chief Executive Officer.

The Amended Employment Agreement described on page 54 between Mr. Lissalde and the Company required Mr. Lissalde to resign from the Board upon the effectiveness of the appointment of a successor President and Chief Executive Officer.

Accordingly, Mr. Lissalde delivered his resignation as a member of the Board dated February 6, 2025, and the Board appointed Mr. Fadool to the Board to fill the resulting vacancy, effective at the close of business on February 6, 2025, to serve for the remainder of Mr. Lissalde’s Board term. Mr. Lissalde will continue to serve the Company as a consultant to the Board and support the transition of his duties through August 30, 2025.

The Amended Employment Agreement continues to govern the compensation of Mr. Lissalde as described on page 54. In particular, from February 7, 2025, Mr. Lissalde’s annual base salary is sixty-seven percent (67%) of his annual base salary of $1,450,000 in effect immediately prior to that date, resulting in an annual base salary rate of $971,500 through August 30, 2025. He is not entitled to participate in the MIP for any performance periods beginning on or after the transition date, but he will be entitled to a pro rata MIP payment, if otherwise earned, for the 2025 performance period for the period up to February 6, 2025. Mr. Lissalde received awards in February 2025 under the Company’s 2023 Stock Incentive Plan as his Amended Employment Agreement contemplated.

Joseph F. Fadool

Joseph F. Fadool was appointed to the Board effective at the close of business on February 6, 2025, to fill the vacancy created by the resignation of Mr. Lissalde. On the same date, Mr. Fadool, who was then the Company’s Executive Vice President of BorgWarner Inc. and Chief Operating Officer, was appointed to succeed Mr. Lissalde as President and Chief Executive Officer of BorgWarner Inc.

In connection with Mr. Fadool’s appointment, the Compensation Committee approved a compensation package for Mr. Fadool as President and Chief Executive Officer. Effective as of February 6, 2025, Mr. Fadool’s annual base salary was increased to $1,250,000. His target annual bonus opportunity (which will be pro-rated for 2025) is $1,875,000 (150% of base salary). Mr. Fadool’s long-term equity incentive target opportunity for 2025 was $8,125,000 (650% of base salary). In recognition of his new role, in February 2025, Mr. Fadool also received an award of 59,760 additional performance shares for the performance period of January 1, 2024, to December 31, 2026, using the same performance measures as awards that we made to other executives in February 2024. In addition, Mr. Fadool received an increase in his perquisite allowance to $50,000.

The Compensation Committee established the compensation for Mr. Fadool based on benchmarking information that its independent compensation consultant provided, referencing the compensation for chief executive officer positions in our compensation peer group. The Committee set the total target direct compensation for Mr. Fadool equal to $11,250,000 (allocated as set out above), which was broadly equal to 80% of the median CEO target direct compensation of the compensation peer group. This approach is consistent with the Committee’s past practice of setting compensation below the median for executives new to a role.

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Craig D. Aaron

On December 5, 2023, BorgWarner Inc. announced the appointment of Craig D. Aaron, who was then the Company’s Vice President and Controller, to the role of Executive Vice President and Chief Financial Officer, effective March 1, 2024, succeeding Kevin A. Nowlan.

In connection with Mr. Aaron’s appointment, the Compensation Committee approved a compensation package for him as Executive Vice President and Chief Financial Officer, effective as of March 1, 2024. The Compensation Committee established the compensation based on benchmarking information that its independent compensation consultant provided, referencing the compensation for chief financial officer positions in our compensation peer group. The Committee increased Mr. Aaron’s annual base salary to $675,000, and his target annual bonus opportunity (which was pro-rated for 2024) was $810,000 (120% of base salary). His long-term equity incentive target opportunity for 2024 was $2,025,000 (300% of base salary). In recognition of his new role, on March 1, 2024, Mr. Aaron received 17,080 additional performance shares for the performance period of January 1, 2023, through December 31, 2025, using the same performance measures as awards that we made to other executives in February 2023. He also entered into a Change of Control Agreement and received an increase in his perquisite allowance to $35,000.

The Committee set the total target direct compensation for Mr. Aaron equal to $3,510,000 (allocated as set out above) which was broadly equal to 80% of the median CFO target direct compensation of the compensation peer group. This approach is consistent with the Committee’s past practice of setting compensation below the median for executives new to a role.

Tonit M. Calaway

As a result of the executive transitions that we discuss above (appointing a first-time CEO and first-time CFO) and to ensure stability in the leadership team, on May 28, 2024, the Compensation Committee approved a one-time grant of restricted stock to Tonit M. Calaway, the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, with a target grant date fair value of $4,500,000. We granted this award under the Company’s 2023 Stock Incentive Plan effective on July 1, 2024, and the award will vest on July 1, 2026, contingent on Ms. Calaway’s continuous employment or service through the vesting date.

The award would vest immediately upon Ms. Calaway’s earlier termination of employment due to death, disability, an involuntary termination by the Company without “cause” (as defined in the 2023 Stock Incentive Plan), or Ms. Calaway’s resignation for “good reason” (defined in substantially the same manner as in the Plan). The number of shares of restricted stock subject to the award was equal to the target grant date fair value divided by the closing share price on July 1, 2024, which resulted in the issuance of 142,903 shares. The award is subject to the terms and conditions of a Restricted Stock Award Agreement, the form of which we filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

During her over eight years at BorgWarner, Ms. Calaway has served in several leadership roles including as Chief Human Resources Officer. In her role as Chief Administrative Officer, she was instrumental in, among other things, executing the Company’s strategy given her deep expertise in mergers, acquisitions and divestitures. She was a key part of the leadership team that led the acquisition of Delphi Technologies PLC in 2020 and the spin-off of our Fuel Systems and Aftermarket segments into a separate, publicly traded company, PHINIA Inc. in 2023. The Compensation Committee deemed it to be in the best interest of the Company and its stockholders to ensure Ms. Calaway’s continued service during the period of transition of both our Chief Financial Officer and our Chief Executive Officer. The Compensation Committee, with support from its independent compensation consultant Pearl Meyer and based on benchmarking done for similar grants by other companies, determined the target grant date fair value amount of $4,500,000 to be appropriate as approximately equal to two annual long-term equity incentive awards for Ms. Calaway (her target annual LTI award for 2024 was $2,849,000 as shown on page 35) to align with the retention period of two years (July 2024 to July 2026).

Additionally, the Compensation Committee considered it appropriate to issue the award in the form of time-based restricted stock, all of which would cliff vest at the end of the two-year period (July 2026) subject to Ms. Calaway’s continued service. The Compensation Committee did not deem it necessary to use performance measures for this grant as the intention was to ensure continued service for the two-year period.

These transitions reflect our Board’s rigorous and ongoing talent review process, which includes consideration of backgrounds, capabilities, and development opportunities for potential internal successors. Our Board, which works closely with our President and CEO and other members of the management team to address succession, aims to foster successful NEO transitions that will be effective in helping the Company deliver strong execution in 2025, despite industry volatility. Any future retention awards will be evaluated on a case-by-case basis and granted only in limited circumstances. The Compensation Committee believes special awards should be rare and reserved for exceptional circumstances, as shown by the fact that the Compensation Committee did not grant other retention awards to NEOs in the past 10 years.

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2024 Key Compensation Decisions

Below is a summary of the key compensation decisions that the Compensation Committee made for fiscal 2024:

●	Base Salary: As part of the annual strategic review of base salaries, the Compensation Committee determined the compensation of our executive management team, which we refer to as the Strategy Board, including the NEOs, and increased base salaries effective April 1, 2024, after considering performance, external benchmarking, and internal equity. For compensation decisions relating to executive officers other than our CEO, our Compensation Committee considered the recommendations from our CEO. We provide details on page 46.
●	Annual Incentives: From a financial performance perspective, the Company delivered AOM of 10.06%, which was above the maximum performance level that we set under our MIP for 2024. This qualified for a payout of 200% of target for the AOM portion of the MIP award. For purposes of the MIP calculation, the Company also generated $729 million of Free Cash Flow which was above the maximum performance level for this metric. This performance qualified for a payout of 200% of target for the FCF portion of the award. With a 50% weighting for each of the designated metrics, NEOs qualified for a combined payout of 200% of target under the 2024 MIP before application of the performance modifier.

Although the Compensation Committee was pleased with both the financial and non-financial performance of the Company, 2024 was a challenging year within the automotive industry. Despite strong adjusted operating margins and free cash flow, as well as returning $500 million in share repurchases and dividends, the Company, along with many of its peers, did not achieve a positive return for stockholders during 2024. Accordingly, the Compensation Committee utilized the performance modifier to reduce the MIP payout by 10% of the MIP target for each of the NEOs. The Compensation Committee approved the overall bonus payout of 190% of target for the NEOs and other senior executives. We provide details on pages 46–48.

●	Long-Term Equity Incentives: Long-term equity incentives that we granted in 2024 consisted of performance shares (two thirds of the total value of target long-term equity incentive opportunity) and restricted stock (one third of the total value of target long-term equity incentive opportunity). For the 2024–2026 performance cycle, the mix of performance metrics consisted of the following:

eProducts Revenue	eProducts AOM	Foundational AOM	Relative Total Stockholder Return (“TSR”)

Our total revenue in 2026 derived from eProducts	The Adjusted Operating Margin in 2026 that we derive from eProducts	The Adjusted Operating Margin in 2026 that we derive from foundational products	Determined by ranking the Company’s three-year TSR among the performance peer group (see page 44)

The Compensation Committee believes this mix: (i) places appropriate emphasis on delivering organic and inorganic growth, and (ii) drives the Company to advance its position as a leader in eProducts while maintaining profitable margins for our foundational products business, all of which contribute to long-term growth and stockholder value creation. We provide details about these performance metrics on pages 50–51.

For the 2022–2024 performance cycle, participants could earn performance shares based on the achievement of four measures: Relative TSR (25%), eProducts Revenue Mix (25%), eProducts Revenue (25%), and Cumulative Free Cash Flow (25%) (“Cumulative FCF”). Results for the 2022–2024 performance cycle were as follows:

●	Relative TSR Payout for 2022–2024: The Company’s Relative TSR was at the 64th percentile of the performance peer group (ranking 9th out of 23 companies), which resulted in a payout of TSR performance shares at 156% of target.
●	eProducts Revenue Mix Payout for 2022–2024: The Company’s eProducts Revenue Mix in 2024 was 16.6%, compared to a target of 16% and a maximum of 24%. The above-target performance resulted in a 2022–2024 eProducts Revenue Mix performance share payout at 108% of target.
●	eProducts Revenue Payout for 2022–2024: The Company’s eProducts Revenue in 2024 was $2.335 billion, which was between the threshold of $2.0 billion and the target of $3.0 billion. The performance resulted in a 2022–2024 eProducts Revenue performance share payout at 67% of target.
●	Cumulative FCF Payout for 2022–2024: The Company’s Cumulative FCF was $1.975 billion, which was between the target level of $1.7 billion and the maximum of $2.0 billion and resulted in a 2022–2024 Cumulative FCF performance share payout at 192% of target.

With a 25% weighting for each of the designated performance cycle metrics, the combined payout was 131% of target for the 2022–2024 performance shares.

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Stockholder Engagement

Each year, we carefully consider the results of our stockholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major stockholders during our ongoing, Board-driven, outreach and engagement efforts, which we describe in detail on page 4.

Our say-on-pay proposal at our 2024 Annual Meeting received support from 72.9% of the votes cast. Overall, our stockholders supported our executive compensation program and its direction, including our continuous improvement efforts to tie performance metrics more closely to our business strategy, as described in our disclosure.

As part of our continued dialogue with stockholders on our executive compensation programs we contacted 37 of our largest stockholders and held 13 meetings with stockholders representing holders of approximately 25% of our outstanding shares in the fall of 2024. The key themes of these discussions were around:

●	Executive transitions, specifically the promotion of Mr. Fadool to CEO, effective February 2025
●	Retention award for our Chief Administrative Officer
●	Metrics for both short-term and long-term incentive plans

In addition to the feedback that we received from our stockholders, we also received feedback relating to our compensation peer group and specifically the size of some of the peers that we include in our compensation peer group.

The key points of the discussions with stockholders appear below:

Executive Transitions

One theme of the discussions with stockholders revolved around the compensation for Mr. Fadool as CEO. Stockholders did not express concern with the Target Direct Compensation that we disclosed in November 2024 (summarized on page 36). Additionally, stockholders did not express concern with the additional award of performance shares relating to open performance cycles in recognition of his new role.

Retention Award

Stockholders asked for additional disclosure in the proxy statement relating to the retention award for Ms. Calaway, including the rationale for the award and the determination of the size and structure of the award.

Metrics for Incentive Plans

Stockholders expressed a preference for incentive plan metrics that are more aligned with share price performance such as income, return, or growth metrics. They also preferred that we set the target performance level for TSR above the median of the performance peer group and that we apply an overall cap on the payout when absolute total stockholder return is negative.

Additionally, stockholders (consistent with feedback in prior years) were not generally in favor of overlapping metrics in the short-term and long-term incentive plans. Prior to 2024, we had included Free Cash Flow as a metric in both the short-term and long-term incentive plans. However, starting in 2024, we removed Free Cash Flow as a metric in the long-term equity incentive plan for awards relating to the 2024–2026 performance period.

Responsive Actions

Based on the discussions with stockholders and other feedback, the Compensation Committee (with input from the committee’s compensation consultant) elected to make changes to our compensation programs moving into 2025 as follows:

●	Introducing long-term equity incentive plan metrics that are based on Cumulative Adjusted Earnings Per Share and Relative Revenue Growth which are more directly aligned with share price performance (and which avoids overlap of metrics with the short-term incentive plan)
●	Requiring above median performance for relative TSR with a payout of 100% of target for performance at the 55th percentile of the performance peer group in response to stockholders’ preference that target performance level be set above the median of the performance peer group
●	Applying a cap of 100% of target on the relative TSR payout in the event that absolute total stockholder return is negative
●	Removing some of the largest companies (by market capitalization) from the 2025 compensation peer group

More information on these changes appears on page 45, 49, and 52 in this Compensation Discussion and Analysis section.

In response to the stockholders’ request described above, we also included additional disclosure in our proxy statement relating to the retention award for Ms. Calaway on page 37.

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Leading Compensation Governance Practices

The following features of our executive compensation program demonstrate sound compensation governance, and we have designed them in the best interests of our stockholders:

What We Do		What We Don’t Do
	Stockholder engagement informs compensation program		No short sales of Company stock
	Significant portion of executive pay is performance based and at-risk		No pledging of Company stock
	Rigorous goal-setting process		No hedging of Company stock
	Annual compensation assessment		No loans
	Annual risk assessment		No gross-ups on excise tax or excessive perquisites
	Stock ownership guidelines for executives
	Clawback policy for recoupment of incentive compensation under certain conditions
	Double-trigger change of control provisions for restricted stock and performance shares

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What Guides Our Program

Compensation Philosophy and Objectives

Attracting, developing, and retaining a highly talented workforce – at all levels within our organization – is a top priority. We are committed to providing competitive compensation opportunities designed to deliver equal pay for equal work regardless of race, color, age, religion, sex, sexual orientation, gender, identity/expression, national origin, disability, veteran status, or any other characteristic protected by applicable law.

As part of our regular compensation review process, our Board and senior management team regularly seek input from external experts and independent compensation consultants. Informed in large part by the results of comprehensive market analyses, we ensure that our compensation program supports our business strategy and our pay-for-performance philosophy, while also being aligned with competitive pay practices. Through this work, we make data-driven decisions about each employee’s compensation in the context of their role at the Company, based on each employee’s experience, geography, and performance. When necessary, we adjust to better align pay with external market practices or comparable internal positions.

We also strive to ensure pay equity among comparable jobs across the Company. To this end, we conduct an independent evaluation that examines pay among similarly situated employees who perform comparable work to identify pay disparities or other inequities (if any).

Where appropriate, we take corrective action consistent with our commitment to a diverse and inclusive culture where we pay all our employees equitably and they have equal opportunities for success.

Management regularly reports to our Board on each of these efforts.

In addition to the above priorities, our executive compensation program aims to achieve the following objectives:

●	Align the interests of our executives with the long-term interests of the business, our stockholders, and employees
●	Motivate exceptional performance through metrics that support our long-term strategy of growth and create stockholder value
●	Attract, develop, motivate, and retain top global talent
●	Pay competitively across salary grades in all regions of the world
●	Mitigate excessive risk taking
●	Reflect the input of our stockholders

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Principal Elements of Compensation

The principal elements of compensation that we list below support our compensation philosophy and objectives. We review each element annually and adjust them when appropriate to align with median market levels (50th percentile of the Company’s compensation peer group). Total target direct compensation may be reasonably below or above the median considering a person’s scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual performance.

Element	How It’s Paid	Key Features
Base Salary	Cash (Fixed)

Provides a competitive fixed rate of pay relative to similar positions in the market and enables the Company to attract and retain critical executive talent

●
Based on job scope, level of responsibilities, individual performance, experience, and market levels of pay

Annual Cash Incentive	Cash (Variable)

Focuses executives on achieving annual financial goals that drive long-term stockholder value

●
50% based on AOM, which measures the Company’s profitability relative to the sales it generates
●
50% based on FCF, which measures how much operating cash flow the Company generates net of capital expenditures to allow the Company to pursue opportunities that enhance stockholder value
●
The MIP allows the Compensation Committee to apply a performance modifier (upward or downward) of up to 10% of the target MIP award to modify the MIP payout that would otherwise result based on the achievement of Company-wide strategic goals

Long-Term Equity Incentive	Equity (Variable)

Provides incentives for executives to execute on longer-term financial goals that drive stockholder value creation and support the Company’s retention strategy

●
We grant two thirds of the total value of the target long-term equity incentive opportunity using Performance Shares
●
25% based on eProducts Revenue measured in the last year of a three-year performance period
●
25% based on eProducts AOM measured in the last year of a three-year performance period
●
25% based on Foundational AOM measured in the last year of a three-year performance period
●
25% based on Relative TSR measured over a three-year performance period
●
We grant one third of the total value using Restricted Shares, with 50% vesting on the second anniversary of the grant date, and the remainder of the shares vesting on the third anniversary of the grant date, provided that the recipient is still employed by the Company

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The Decision-Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our executives, including our NEOs, and is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with an independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. The Compensation Committee’s charter, which can be found at www.borgwarner.com/investors/corporate-governance, specifies details of the Compensation Committee’s authority and responsibilities.

Our Compensation Committee strategically reviews our executive officers’ compensation at least annually, in addition to regular discussions at Compensation Committee meetings held throughout the year. Reflecting our intent to pay for performance, the Compensation Committee evaluates our compensation philosophy and objectives to ensure they align with our business strategies, competitive realities, and our Board’s determination of what is in the best interests of stockholders. The Compensation Committee also considers feedback from our stockholders. After consideration of all these data points, the Compensation Committee determines whether the compensation program: (i) meets these objectives, (ii) provides adequate incentives and motivation to our executive officers, and (iii) appropriately compensates our executive officers relative to comparable officers at other companies with which we compete for executive talent. For compensation decisions relating to executive officers other than our CEO, our Compensation Committee considers recommendations from our CEO.

The Role of Management

The CEO submits recommendations for the compensation of the Strategy Board, which includes the NEOs and other executives, to the Compensation Committee for its approval. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation. This process: (i) ensures that the Compensation Committee routinely receives and considers management input, (ii) provides transparency, and (iii) maintains committee oversight.

The Role of the Independent Compensation Consultant

Our Compensation Committee retained Pearl Meyer & Partners, LLC as its independent compensation consultant. The Compensation Committee annually reviews its relationship with Pearl Meyer to ensure continued independence. The review process includes consideration of the factors impacting independence set forth in New York Stock Exchange rules. Pearl Meyer reports directly to the Compensation Committee and provides benchmarking data to the Corporate Governance Committee with respect to Board compensation.

Pearl Meyer regularly participates in Compensation Committee meetings and, in collaboration with the Compensation Committee, aids in determining the appropriate compensation program, design, levels, and peer groups for the Company.

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The Role of Peer Groups

Compensation Peer Group: The Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group (called “the compensation peer group”). The Compensation Committee reviews and determines the compensation peer group’s composition on an annual basis, considering input from its independent compensation consultant and management. In evaluating and setting compensation, our Compensation Committee considers several factors including individual and business performance, internal equity, retention, the degree of alignment between the executive’s job duties and the benchmarked job description, as well as an assessment of market practices. The benchmarking exercise is a useful tool that allows the Company to regularly review the market in which we compete for talent and provides credibility for our compensation program with our employees and stockholders.

In determining the 2024 compensation peer group, the Compensation Committee removed Deere & Company from the compensation peer group to better align with companies of similar size and also removed Tenneco Inc. from the compensation peer group following its acquisition by private equity in 2022. The Compensation Committee did not make any other changes from the 2023 compensation peer group. Accordingly, the following companies comprised the 2024 compensation peer group:

3M Company	Eaton Corporation plc	PACCAR Inc.
Adient plc	Emerson Electric Co.	Parker-Hannifin Corporation
American Axle & Manufacturing Holdings, Inc.	Fortive Corporation	Rockwell Automation, Inc.
Aptiv PLC	Honeywell International Inc.	Stanley Black & Decker, Inc.
Autoliv, Inc.	Illinois Tool Works Inc.	Textron Inc.
Cummins Inc.	Lear Corporation	The Goodyear Tire & Rubber Company
Dana Incorporated	Magna International Inc.	Trane Technologies plc
Dover Corporation	Oshkosh Corporation

Performance Peer Group: For performance share grants in 2024, the Compensation Committee continued to use the Automotive Parts & Supplier index performance peer group for purposes of measuring relative TSR. This performance peer group is more specific to the Company’s current industry.

There were no changes to the performance peer group, and the following companies comprise the 2024 performance peer group:

Allison Transmission Holdings, Inc.	Fox Factory Holding Corp.	Magna International, Inc.
American Axle & Manufacturing Holdings, Inc.	Gentex Corporation	Modine Manufacturing Company
Aptiv PLC	Gentherm Incorporated	Standard Motor Products, Inc.
Autoliv, Inc.	Honeywell International Inc.	Stoneridge, Inc.
Commercial Vehicle Group, Inc.	Illinois Tool Works Inc.	Strattec Security Corporation
Cooper-Standard Holdings Inc.	LCI Industries	Superior Industries International, Inc.
Dana Incorporated	Lear Corporation	Visteon Corporation
Dorman Products, Inc.

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Looking Ahead to 2025

Based on feedback from stockholders and comments from proxy advisers, the Compensation Committee took a fresh look at the compensation and performance peer groups and implemented the following changes for compensation decisions in 2025.

Compensation Peer Group: The Compensation Committee reviewed the compensation peer group and, based on advice from its compensation consultant, elected to remove Honeywell International Inc. and Eaton Corporation plc to better align the compensation peer group with companies of similar size to BorgWarner. Accordingly, the following companies will comprise the 2025 compensation peer group:

3M Company	Dover Corporation	PACCAR Inc.
Adient plc	Emerson Electric Co.	Parker-Hannifin Corporation
American Axle & Manufacturing Holdings, Inc.	Fortive Corporation	Rockwell Automation, Inc.
Aptiv PLC	Illinois Tool Works Inc.	Stanley Black & Decker, Inc.
Autoliv, Inc.	Lear Corporation	Textron Inc.
Cummins Inc.	Magna International Inc.	The Goodyear Tire & Rubber Company
Dana Incorporated	Oshkosh Corporation	Trane Technologies plc

Performance Peer Group: The Compensation Committee reviewed the performance peer group and, based on advice from its compensation consultant, determined that the companies in the performance peer group remained appropriate. There were no changes to the performance peer group, and the following companies comprise the 2025 performance peer group:

Allison Transmission Holdings, Inc.	Fox Factory Holding Corp.	Magna International, Inc.
American Axle & Manufacturing Holdings, Inc.	Gentex Corporation	Modine Manufacturing Company
Aptiv PLC	Gentherm Incorporated	Standard Motor Products, Inc.
Autoliv, Inc.	Honeywell International Inc.	Stoneridge, Inc.
Commercial Vehicle Group, Inc.	Illinois Tool Works Inc.	Strattec Security Corporation
Cooper-Standard Holdings Inc.	LCI Industries	Superior Industries International, Inc.
Dana Incorporated	Lear Corporation	Visteon Corporation
Dorman Products, Inc.

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2024 Executive Compensation Program in Detail

Base Salary

We establish executives’ base salaries by considering the scope of each executive’s responsibilities, time in position, individual experience, internal equity, individual performance, and business performance. When considering market competitive base salaries, we target the median level among our compensation peer group companies, which we determine annually. We review base salaries annually and adjust as appropriate to align with market levels after considering changes in individual responsibilities, individual and business performance, and experience.

The Compensation Committee increased the base salary for our NEOs in 2024 (other than Mr. Nowlan), and as of December 31, 2024, the base salaries were as follows:

	2023 Year-	2024	2024	2024	2024 Year-
NEO	End Salary	Adjustment	Promotion	% Change	End Salary
Frédéric B. Lissalde	$1,400,000	$50,000	$—	3.6%	$1,450,000
Craig D. Aaron	$400,000	$—	$275,000	68.8%	$675,000
Tonit M. Calaway	$700,000	$40,000	$—	5.7%	$740,000
Joseph F. Fadool	$875,000	$25,000	$225,000	28.6%	$1,125,000
Stefan Demmerle	$820,000	$25,000	$—	3.0%	$845,000
Kevin A. Nowlan	$850,000	$—	$—	—%	$—

The Compensation Committee based the increases on market data for our compensation peer companies as well as individual and business performance and experience. Mr. Aaron received a base salary increase of 68.8% (from $400,000 to $675,000) on March 1, 2024, relating to his appointment as Chief Financial Officer. Mr. Fadool received an increase on April 1, 2024, as part of the annual review of compensation process of 2.9% (an increase from $875,000 to $900,000) and a further increase on July 1, 2024, of 25% (an increase from $900,000 to $1,125,000) due to his promotion to Chief Operating Officer. Mr. Nowlan left the organization in March 2024 and did not receive a base salary increase.

The Compensation Committee determined the promotional salary increases for Mr. Aaron and Mr. Fadool based on advice from its compensation consultant, ensuring their compensation aligns with similar roles in the compensation peer group. Consistent with past practice, the Compensation Committee set the total target direct compensation at approximately 80% of the median for Mr. Aaron and Mr. Fadool, considering they are both new in their roles.

Management Incentive Plan

The MIP is our cash-based, annual incentive plan for executives and is intended to drive executive behavior to accomplish key business strategies. The MIP plays a critical role in our continued efforts to be an employer of choice in the automotive industry as we accelerate our penetration in EV propulsion and continue to transform the Company. For this reason, management, with the support of the Compensation Committee, determined that all members of the senior leadership team, including the NEOs, should be on the same compensation plan, which is directly tied to Company performance. The Compensation Committee will continue to refine the MIP to be consistent with the Company’s strategic priorities and ensure that senior management operates as one team with the same goals and objectives.

2024 MIP Target Award Opportunities

We express target bonus opportunities as a percentage of base salary and establish them based on the NEO’s level of responsibility and ability to impact the Company’s overall results. The Compensation Committee also considers market data in setting target award amounts. The 2024 target bonus opportunity for our NEOs ranged from 120% to 160% of base salary in accordance with market median total cash compensation. NEOs receive 50% of the target opportunity for achieving threshold performance and 200% of the target opportunity for achieving maximum performance or above, with results in between these levels and target linearly interpolated.

The Compensation Committee increased Mr. Aaron’s target bonus as a percentage of base salary on March 1, 2024, from 55% to 120% as a result of his promotion to Chief Financial Officer. Mr. Fadool’s target bonus as a percentage of base salary remained at 120% during 2024.

2024 MIP Performance Goals and Results

Each year, the Compensation Committee establishes threshold, target, and maximum performance goals for the Company at the beginning of the fiscal year. To establish these goals, the Compensation Committee considers the broader economic environment, industry conditions, and the Company’s annual budget, current guidance, and past performance with respect to operating earnings and cash flow generation.

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The Compensation Committee based performance under the 2024 MIP on the achievement of two pre-established financial performance metrics: AOM and FCF. The Compensation Committee selected these metrics because delivering strong operating income and free cash flow generation are critical to our long-term success. AOM and FCF were weighted equally and calculated and defined as follows:

AOM%	=	Adjusted Operating Income	÷	Net Sales
AOM%

Adjusted Operating Margin is defined as (a) U.S. GAAP Operating Income adjusted to eliminate the impact of restructuring expense; merger, acquisition, and disposition expense; intangible asset amortization expense; other net expenses, discontinued operations; and other gains and losses not reflective of the Company’s ongoing operations, divided by (b) externally reported sales. For MIP purposes, the AOM% excludes the impact of any acquisitions that closed during the calendar year, which would not have been contemplated in the Company’s annual budget.

The Compensation Committee selected AOM because it:

●	Is one of the Company’s primary internal performance metrics, which is measured and reported monthly by every manufacturing location globally;
●	Supports the Company’s longer-term goal of increasing its historically strong margin profile;
●	Has a high degree of correlation to stock price valuation; and
●	Is strongly connected to the determination of economic value.

FCF	=	Operating Cash Flow	-	Capital Expenditures, including Tooling Outlays
FCF

Free Cash Flow is defined as (a) the net cash provided by operating activities minus (b) capital expenditures, including tooling outlays, and (c) adjusted for operating cash inflows or outflows not reflective of the Company’s ongoing operations. For MIP purposes, FCF excludes the impact of any acquisitions that closed during the calendar year, which would not have been contemplated in the Company’s annual budget.

The Compensation Committee selected FCF because it places emphasis on driving strong cash flow performance, which supports the Company’s ability to invest in future growth plans and to return value directly to stockholders.

Goal Setting for AOM: The Compensation Committee set the 2024 target performance level for AOM at 9.45% based on the Company’s budget, which was in line with our guidance range of 9.2% to 9.6% that we disclosed in February 2024. The Company’s AOM target for 2024 was set below the prior year AOM actual performance (9.63% for 2023) due to the December 2023 acquisition of the electric hybrid systems business segment of Eldor Corporation. With Eldor, the Company acquired strong engineering capabilities in a quickly expanding eProducts market. However, this acquisition had very little expected revenue in 2024 and was expected to have a 30–40 bps negative impact on the Company’s AOM for 2024.

Goal Setting for FCF: The Compensation Committee set the 2024 target performance level for FCF at $525 million based on the Company’s budget, which was in line with our guidance range of $475 million to $575 million that we disclosed in February 2024. The Company’s FCF target for 2024 was set below the prior year FCF ($581 million for FY2023) because the 2023 figure included an adjustment relating to non-recurring M&A activity and the 2024 target included a modest increase in working capital to support revenue growth.

For both AOM and FCF, the Compensation Committee set the maximum performance levels well above the high end of the guidance ranges to require significant performance above guidance to achieve a maximum payout. The Compensation Committee also set threshold performance levels to allow a payout for performance below the target that was consistent with the performance required for a maximum payout. The 2024 AOM and FCF performance targets and actual results were as follows:

	Performance Level
	Threshold	Target	Maximum
	(50%	(100%	(200%
Performance Metric	payout)	payout)	payout)	Actual Results
AOM	8.95%	9.45%	9.95%	10.06%
FCF	$425 million	$525 million	$625 million	$729 million

For 2024, we delivered AOM of 10.06%, which was above the maximum performance level, and strong levels of FCF at $729 million, which was above the maximum performance level. As a result of this performance, both the AOM and FCF portion of the award qualified for payouts of 200% of target, respectively. With a 50% weighting for each of the metrics, the Company’s performance qualified for a combined payout of 200% of target under the 2024 MIP before application of the performance modifier as illustrated below.

A reconciliation of AOM to Operating Income and Margin and FCF to Net Cash Provided by Operating Activities is in the Appendix.

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2024 MIP Performance Modifier

The Compensation Committee carefully considers each element of our executive compensation program to ensure that those elements promote execution of our business strategy. To further BorgWarner’s mission to execute on our accelerated electrification strategy and continue to deliver innovative and sustainable mobility solutions for the vehicle market, the Compensation Committee added a performance modifier to the MIP plan starting in 2022. With the performance modifier, the Compensation Committee may apply up to plus or minus 10% of the target MIP award to modify the MIP payout that would otherwise result for all MIP participants, based on its overall assessment of Company financial performance results and the achievement of Company-wide strategic goals. However, the payout remains capped at 200% of target (i.e., if financial performance is at maximum performance level, then the modifier cannot increase the award).

The Compensation Committee may apply the modifier based on progress against quantitative or qualitative targets, by way of example, in the following areas:

●	Environmental, Social, and Governance initiatives
●	Acquisitions and dispositions, including integration
●	Succession planning and talent development
●	Leadership during unusual and challenging circumstances
●	Strategic change management

Although the Compensation Committee was pleased with both the financial and non-financial performance of the Company, 2024 was a challenging year within the automotive industry. Despite strong adjusted operating margins and free cash flow, as well as returning approximately $500 million in share repurchases and dividends, the Company, along with many of its peers, did not achieve a positive return to stockholders during 2024. Accordingly, the Compensation Committee utilized the performance modifier to reduce the MIP payout by 10% of the MIP target for each of the NEOs and other senior executives.

2024 MIP Payouts

For our former President and CEO, Frédéric Lissalde, this performance provided the following bonus payout:

MIP Result as a % of Target Bonus	=	AOM% 200% Payout as % of Target x 50%	+	FCF 200% Payout as % of Target x 50%	–	Negative Adjustment of 10% of Target	=	190%

Bonus Payout	=	Base Salary of $1,450,000	Ñ	Target Bonus of 160% of Base Salary	Ñ	MIP Result of 190% of Target Bonus	=	$4,408,000

		Target Bonus as a
		Percentage of	MIP Payout
NEO	Base Salary	Base Salary	as % of Target	Bonus Payout
Frédéric B. Lissalde	$1,450,000	160%	190%	$4,408,000
Craig D. Aaron	$629,918	113%	190%	$1,355,230
Tonit M. Calaway	$740,000	120%	190%	$1,687,200
Joseph F. Fadool	$1,013,115	120%	190%	$2,309,902
Stefan Demmerle	$845,000	120%	190%	$1,926,600
Kevin A. Nowlan	$—	—%	—%	$—

The base salaries shown for Mr. Aaron and Mr. Fadool represent their salaries considering their promotions during the year. The table above shows the effective annual bonus percentage.

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Looking Ahead to 2025

Based on feedback from stockholders and comments from proxy advisers, the Compensation Committee took a fresh look at the Management Incentive Plan and implemented the following changes for 2025:

●	The Compensation Committee established the AOM target for 2025 at 10.4%, a level well above the 2024 actual achievement of 10.06% and above the external guidance range for 2025 that we disclosed in February 2025 of 10.0% to 10.2%. In addition, the Compensation Committee set the FCF target at $800 million, a level well above the 2024 actual achievement of $729 million and above the external guidance range for 2025 that we disclosed in February 2025 of $650 million to $750 million.
●	The MIP payout for business unit presidents includes a portion of their business unit AOM performance, thereby ensuring that their compensation is closely aligned with the performance of their business unit.

Long-Term Equity Incentives

We believe that an ownership culture that rewards our executives for maximizing long-term stockholder value drives long-term performance. Our long-term equity incentive plans provide participants with appropriate incentives to acquire equity interests in our Company and align their interests with the interests of our stockholders.

We detail below the shares that our NEOs earned, and we reflect them in the Option Exercises and Stock Vested table on page 60.

2022–2024 Performance Share Awards Earned

For the 2022–2024 performance cycle, participants could earn performance shares based on the achievement of four measures: Relative TSR weighted at 25%, eProducts Revenue Mix weighted at 25%, eProducts Revenue weighted at 25%, and Cumulative FCF weighted at 25%. Results for the 2022–2024 performance cycle were as follows:

Relative Total Stockholder Return (“TSR”)	eProducts Revenue Mix
The Company’s Relative TSR was at the 64th percentile of the performance peer group (ranking 9th out of 23 companies), which resulted in a payout of TSR performance shares at 156% of target.

The Company’s eProducts Revenue Mix in 2024 was 16.6%, compared to a target of 16% and a maximum of 24%. The above target performance resulted in an eProducts Revenue Mix performance share payout at 108% of target.

eProducts Revenue	Cumulative FCF*

The Company’s eProducts Revenue was $2.335 billion, which was between the threshold level of $2.0 billion and the target level of $3.0 billion and resulted in an eProducts Revenue performance share payout at 67% of target.

The Company’s Cumulative FCF was $1.975 billion, which was between the target level of $1.7 billion and the maximum of $2.0 billion and resulted in a Cumulative FCF performance share payout at 192% of target.

*Free Cash Flow is a non-GAAP measure. Reconciliations to the comparable GAAP measure for FCF can be found in the Appendix.

With a 25% weighting for each of the designated performance cycle metrics, the combined payout was 131% of target for the 2022–2024 performance shares.

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Based on the above performance achievement for each of the four measures, the resulting shares vesting for each of the NEOs is set out in the table below:

	Relative Total		eProducts		eProducts		Cumulative
	Stockholder Return		Revenue Mix		Revenue		Free Cash Flow
	Shares at	Shares	Shares at	Shares	Shares at	Shares	Shares at	Shares
NEO	Target	Earned	Target	Earned	Target	Earned	Target	Earned
Frédéric B. Lissalde	48,658	75,906	48,658	52,551	48,658	32,601	48,658	93,423
Craig D. Aaron	1,729	2,697	1,729	1,867	1,729	1,158	1,729	3,320
Tonit M. Calaway	11,741	18,316	11,741	12,680	11,741	7,866	11,741	22,543
Joseph F. Fadool	13,911	21,701	13,911	15,024	13,911	9,320	13,911	26,709
Stefan Demmerle	12,995	20,272	12,995	14,035	12,995	8,707	12,995	24,950
Kevin A. Nowlan	—	—	—	—	—	—	—	—

Mr. Nowlan retired on April 1, 2024, and forfeited all outstanding shares.

2024–2026 Performance Share Awards

The Compensation Committee designed the performance share awards for a select group of senior executives, including the NEOs, to provide a competitive payout at the end of a three-year performance period, with financial goals set at the beginning of each performance period. A new performance period begins on January 1 and ends three years later on December 31.

As part of the annual equity award process, the Compensation Committee considers a mix of equity vehicles when granting long-term equity incentive awards. For 2024, we awarded two-thirds of the total value of the target long-term equity incentive opportunity through performance shares and one-third through restricted stock. We use a consistent methodology based on the market median for long-term equity incentives to determine the target dollar amount of the long-term equity incentive opportunity for each executive. We grant performance share awards and restricted stock in terms of a number of shares, and we convert the target dollar amount to a specific number of shares. We calculate this by using the average closing price of the Company’s common stock for all the trading days in the January immediately preceding the date of the grant. For the 2024–2026 awards, the share price we used to convert the award value into units was $33.86.

	Long-Term	Restricted	eProducts	eProducts	Foundational	Relative Total
	Incentive Plan	Stock	Revenue	AOM	AOM	Stockholder Return
	Award Value	Shares Awarded	Shares Awarded	Shares Awarded	Shares Awarded	Shares Awarded
NEO
Frédéric B. Lissalde	$11,237,500	110,640	55,310	55,310	55,310	55,310
Craig D. Aaron	$2,025,000	19,930	9,970	9,970	9,970	9,970
Tonit M. Calaway	$2,849,000	28,060	14,020	14,020	14,020	14,020
Joseph F. Fadool	$3,375,000	33,230	16,610	16,610	16,610	16,610
Stefan Demmerle	$3,168,750	31,180	15,600	15,600	15,600	15,600
Kevin A. Nowlan	$—	—	—	—	—	—

For the 2024-2026 performance cycle, the Compensation Committee used the following mix of performance metrics for purposes of earning performance shares:

eProducts Revenue	eProducts AOM	Foundational AOM	Relative Total Stockholder Return (“TSR”)

Our total revenue in 2026 derived from eProducts*	The Adjusted Operating Margin in 2026 that we derive from eProducts	The Adjusted Operating Margin in 2026 that we derive from foundational products	Determined by ranking the Company’s three-year TSR among a peer group of companies (see “performance peer group” on page 44)

*eProducts revenue will be subject to the following adjustments: (1) For any acquisitions completed during calendar year 2026, the full amount of 2026 eProducts revenue from the acquired company will be included in the numerator and the full amount of 2026 revenue from the acquired company will be included in the denominator (on a proforma basis), as though the acquisition had been completed on January 1, 2026; and (2) for any dispositions completed during calendar year 2026, the full amount of 2026 revenue from the disposition will be excluded from the numerator (if applicable) and the denominator (on a proforma basis), as though the disposition had been completed on January 1, 2026.

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The Compensation Committee established this mix for the 2024–2026 performance cycle to place an emphasis on delivering organic and inorganic growth to drive higher eProducts revenue and generate high levels of AOM in both our eProducts and our foundational products, while maintaining a balanced focus on long-term growth and stockholder value creation.

As the eProducts market matures, the Compensation Committee elected to replace eProducts Revenue Mix (which we used in the 2023–2025 performance cycle), with eProducts AOM to drive profitable growth in our eProducts. Additionally, the Compensation Committee replaced Cumulative Free Cash Flow (which we used in the 2023–2025 performance cycle), with Foundational AOM to promote profitable margins in our foundational products business. The Compensation Committee also took into account stockholder feedback related to not using Free Cash Flow in both the short-term incentive and long-term equity incentive plans.

Actual award payouts for each performance metric for the 2024–2026 performance cycle can range between 0% and 200% of the target based on performance results as follows:

eProducts Revenue	eProducts AOM
Foundational AOM	Relative TSR

Restricted Stock

Restricted stock awards incentivize and reward executives for improving long-term stock value and serve as a retention tool. Generally, we grant restricted stock in February, with one half of the shares that we grant vesting on the second anniversary of the grant date and the remainder of the shares that we grant vesting on the third anniversary of the grant date, in each instance provided that the recipient is still employed by the Company.

Treatment of Equity in the Event of a Change of Control

All restricted stock and performance shares are subject to double-trigger vesting (rather than single-trigger vesting) upon a change of control. Specifically, to the extent the successor or purchaser in a change of control transaction honors or assumes outstanding equity-based awards on an equivalent basis, these awards will not automatically be subject to accelerated exercisability, vesting, or settlement upon the change of control. Rather, vesting will occur upon the participant’s termination of employment if they are terminated by the Company (or its successor) without cause or if the participant terminates for good reason (assuming the participant has such right under an employment or other agreement) during the two-year period following the change of control.

If the successor or purchaser in the change of control transaction does not assume the awards or issue replacement awards, then upon the date of the change of control, restricted stock will become fully vested and performance shares will vest proportionately (based on the performance period up to the change of control date compared to the original performance period of the grant), with performance deemed to be satisfied at target.

Treatment of Equity upon Qualifying Termination (Not in the Event of a Change of Control)

In the case of a termination of employment (not in connection with a change of control) that qualifies a participant for benefits under the Executive Severance Plan described on pages 64–65, a pro rata portion of restricted stock and restricted stock units held by the participant will generally vest upon the participant’s termination. Additionally, the participant will forfeit unearned performance shares, performance stock units and performance-vesting restricted stock units, and unvested stock options or stock appreciation rights.

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Looking Ahead to 2025

2025–2027 Performance Share Awards

In alignment with our business focus and based on feedback from stockholders, the Compensation Committee approved the metrics to use for long-term equity incentives that we granted in February 2025. With input from the Compensation Committee’s compensation consultant, the Compensation Committee decided to use the following metrics for the 2025–2027 Long-Term Equity Incentive, or LTI, Plan:

●	50% based on Relative Total Stockholder Return measured over a three-year performance period
●	25% based on Cumulative Adjusted Earnings Per Share measured over a three-year performance period
●	25% based on Relative Revenue Growth over a three-year performance period

We will determine performance under these performance measures as follows:

●	Relative TSR: Determined by ranking the Company’s three-year TSR among a peer group of companies.
●	Cumulative Adjusted EPS: Determined based on the Company’s cumulative adjusted earnings per share over the three-year performance measurement period.
●	Relative Revenue Growth: Determined based on the three-year average annual change in revenue (excluding the impact of changes in currency exchange rates and acquisition and divestiture activity) in excess of the three-year average annual change in industry vehicle production, weighted to reflect the Company’s relative participation in the vehicle markets of the various regions of the world and the Company’s relative participation in the passenger car and on-highway commercial vehicle markets. We will determine the change in industry vehicle production using data published by S&P Global, a leading global automotive research firm.

Above Target Payout: In addition to using these metrics, the Compensation Committee elected to revise the payout scale for Relative Total Stockholder Return to target the 55th percentile for a 100% of target payout. The graph below describes the revised payout scale:

Cap on Negative TSR: Furthermore, based on stockholder feedback, the Compensation Committee elected to implement a cap on the payout for the Relative TSR metric. The payout for the Relative TSR metric will be capped at 100% of target in the event that the absolute total stockholder return is negative during the performance period. The Compensation Committee believes this is appropriate to ensure alignment with stockholders and reward management in cases where stockholders are also rewarded.

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Other Executive Compensation Practices, Policies, and Guidelines

Stock Ownership Guidelines

To promote equity ownership and to align the interests of management and our stockholders, we have established stock ownership guidelines that outline our expectations for our executives to hold a significant and sustained long-term personal financial interest in the Company. The guidelines are as follows:

CEO	CFO	Business Presidents and Executive Vice Presidents
6x base salary	3x base salary	2x base salary

We expect executives to meet the guidelines within five years of being appointed an officer. Shares counted to meet the ownership guidelines include shares held outright in brokerage or other investment accounts and non-vested restricted shares. Non-vested performance shares do not count. Officers who do not meet their ownership guideline must hold at least 50% of any performance share awards or restricted shares that become vested until their ownership guideline is met. No additional holding periods apply if the ownership guidelines are met. Our Compensation Committee reviews the ownership level for our CEO and all other persons covered under this guideline each year. As of March 3, 2025, each of our NEOs that was subject to the guidelines had met the level of ownership required or had additional time to meet the guidelines.

Clawback Policy

During 2023, our Board adopted an updated Compensation Recovery Policy governing the recovery of erroneously awarded incentive-based compensation consistent with the requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Compensation Recovery Policy replaced our existing clawback policy and provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of: (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over, (2) the amount that would have been received had it been determined based on the restated financials. We adopted the Compensation Recovery Policy on November 7, 2023, and it applies to incentive-based compensation that a covered officer receives on or after October 2, 2023.

Policies and Practices Relating to the Timing of Equity Awards

We generally grant annual equity-based awards during the first half of our fiscal year, although such timing may change from year to year. At the discretion of the Compensation Committee, the committee may also consider and approve interim or mid-year grants (or grants made on another basis) from time to time based on business needs, changing compensation practices, or other factors. The Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Insider Trading and Confidentiality Policy

We have adopted an Insider Trading and Confidentiality Policy governing the purchase, sale and/or other dispositions of our securities by the Board, officers and employees of the Company and the Company that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us.  Generally, our Policy also prohibits our directors and employees from: (1) engaging in any transaction involving a put, call, or other option on BorgWarner securities, (2) selling any BorgWarner securities he or she does not own (i.e., “selling short”), (3) in the case of directors and Section 16 officers, pledging any BorgWarner securities as collateral to secure personal loans or other obligations, and (4) engaging in hedging or monetization transactions involving BorgWarner securities. The types of prohibited hedging or monetization transactions include the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

Executive Benefits and Perquisites

NEOs are eligible to participate in employee benefit plans on the same basis as other employees (such as medical, dental, and vision care plans; health care flexible spending accounts; life, accidental death and dismemberment, and disability insurance; employee assistance programs; and a defined contribution retirement plan, including a 401(k) feature). We provide the retirement plans that we describe on pages 60–61 to all U.S.-based employees to permit them to accumulate funds for retirement and to provide a competitive retirement package.

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Our U.S.-based executives who exceed the limits under the qualified BorgWarner Inc. Retirement Savings Plan participate in the BorgWarner Inc. Retirement Savings Excess Benefit Plan, or “Excess Plan.” All our NEOs received Company contributions under the Excess Plan in 2024. For further details, see page 61 under the Non-Qualified Deferred Compensation section.

Executive perquisites for the U.S.-based NEOs are limited to a taxable annual perquisite allowance. The allowance is equal to $50,000 per annum for the CEO, $35,000 per annum for the CFO, and $30,000 for the other NEOs. We generally do not provide tax gross-ups on benefits or perquisites. NEOs may use Company aircraft for personal purposes in special circumstances. Any requests for use of Company aircraft must be made in writing and approved by the CEO or CFO. On certain limited occasions, and consistent with Company policy, an NEO’s spouse or other family member may accompany the NEO on a business trip in which Company aircraft is used. The Company does not incur any additional direct operating cost in such situations because there is no incremental cost associated with the additional traveler.

None of our NEOs participates in, or has account balances in, any of the Company-sponsored qualified or non-qualified defined benefit pension plans.

Amended Employment Agreement with Mr. Lissalde

As we previously disclosed, on September 9, 2022, we entered into an employment agreement (“Employment Agreement”) with Mr. Lissalde. Under the terms of the Employment Agreement, Mr. Lissalde will remain employed by the Company until his retirement on August 30, 2025 (the “Term”). If Mr. Lissalde remains employed until the end of the Term, he will retire at such time (such date, which is August 30, 2025, the “Retirement Date”). Mr. Lissalde served as President and CEO until February 6, 2025, when Mr. Fadool succeeded him. Following the appointment of Mr. Fadool, Mr. Lissalde transitioned to a consultant role to the Board, supporting the transition of his duties as reasonably requested by Mr. Fadool or the Board, to ensure an orderly transition through the end of the Term (the “Transition Period”).

Prior to the end of the Transition Period, Mr. Lissalde was eligible to participate in our MIP at a level commensurate with his position as President and CEO. He was also eligible to receive awards under the Company’s 2018 Stock Incentive Plan (and successor plans) as determined by the Compensation Committee at a level commensurate with the position of CEO and a base salary rate equal to his then-current salary rate as CEO, provided that, for 2025, the target grant date fair value of the award was 8/12ths of the value that would otherwise have been granted to him in accordance with the foregoing.

During the Transition Period, Mr. Lissalde’s annual base salary is sixty-seven percent (67%) of his annual base salary as in effect immediately prior to the end of the Transition Period, and he is not entitled to participate in the MIP for any performance periods beginning on or after the end of the Transition Period. He will be eligible for a pro rata MIP payment, if otherwise earned, for the performance period in which the end of the Transition Period occurred based on the length of time he served as President and CEO during such performance period.

The Employment Agreement also provides that, during the Term, Mr. Lissalde will receive reimbursement for reasonable expenses incurred for international financial planning and advice and international tax preparation services. He will also remain eligible to participate in the Company’s benefit plans and receive other benefits that are provided to him as of the date he entered into the Employment Agreement. Following the Retirement Date, Mr. Lissalde will continue to receive health care and other benefits as set forth in the Company’s welfare benefit plans.

Mr. Lissalde’s employment may be terminated prior to the end of the Term by the Company for cause, by Mr. Lissalde for any or no reason upon providing ninety (90) days’ advance notice to the Company, or by mutual agreement of the Company and Mr. Lissalde. Mr. Lissalde’s employment will automatically terminate upon his death or disability. In the event of any such termination, Mr. Lissalde will be entitled to any accrued but unpaid salary and vacation, as well as reimbursement of reasonable business expenses incurred prior to the date of termination.

Mr. Lissalde’s original employment agreement provided for restricted stock and performance shares granted within 12 months of the Retirement Date to be pro-rated upon retirement. The parties amended the agreement in February 2025 to provide for the awards to be pro-rated when granted with no proration or forfeiture at retirement to achieve the same result more directly. Accordingly, if Mr. Lissalde remains employed until his Retirement Date, has satisfied his obligations under the Employment Agreement, and executes a release of claims in favor of the Company and its affiliates, then we will treat such termination as “Retirement” within the meaning of the 2018 Stock Incentive Plan (and successor plans) and Mr. Lissalde will:

(1) Vest in his restricted stock granted within 12 months prior to the Retirement Date on a pro rata basis, determined by dividing the number of months Mr. Lissalde was employed from January 1 of the year in which the grant date occurred through the Retirement Date by 12, provided that the restricted stock that was granted in 2025 (and has already been pro-rated by 8/12ths) will vest in full

(2) Vest in his restricted stock granted more than 12 months prior to the Retirement Date on a pro rata basis, determined by dividing the number of months Mr. Lissalde was employed from the grant of such restricted stock through the Retirement Date and the denominator of which is the number of months in the applicable restriction period.

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(3) Vest in his performance shares granted within 12 months of the Retirement Date, upon completion of the performance period, in the amount earned based on achievement of the applicable performance goals, but then pro-rated, determined by dividing the number of months Mr. Lissalde was employed from January 1 of the year in which the grant date occurred through the Retirement Date by 12, provided that, with respect to the performance shares granted in 2025 (which have already been pro-rated) and are still outstanding and unvested, following the end of the performance period, shall vest in full based on the actual achievement of the applicable performance goals, without proration.

(4) Vest in his performance shares granted more than 12 months prior to the Retirement Date, upon completion of the performance period, in the full number of performance shares earned, based on achievement of the applicable performance goals.

The Company will also pay any pro-rated MIP bonus to which Mr. Lissalde is entitled that has not yet been paid and will provide Mr. Lissalde with its standard repatriation benefits for senior executive officers in connection with his relocation to France.

If a “Change of Control” as defined in the Change of Control Employment Agreement (the “COC Agreement”) between Mr. Lissalde and the Company occurs after the end of the Transition Period, Mr. Lissalde’s restricted shares and performance shares will vest upon a change of control of the Company pursuant to the terms of the 2018 Stock Incentive Plan (and successor plans) or upon a change of control of the Company pursuant to the COC Agreement. In such a case, the number of restricted shares and performance shares that will vest will be the greater of (1) the number determined under the 2018 Stock Incentive Plan (and successor plans) or the COC Agreement, as applicable, or (2) the number determined under clauses (1) and (2), calculated as if the Retirement Date occurred on the date of such change of control.

In exchange for the benefits provided by the Employment Agreement, Mr. Lissalde has agreed to certain non-competition and non-solicitation restrictions that extend for two years following the end of the Term or earlier termination of the Employment Agreement, as well as confidentiality and non-disparagement covenants.

Change of Control Agreements and Executive Severance Plan

We have entered into COC Agreements with each of our NEOs and certain other executives. In establishing the COC Agreements, our Board determined that it is in the best interests of the Company and its stockholders to: (i) maintain NEOs’ continued dedication in the event of either a contemplated or actual change of control, and (ii) provide three years of compensation to NEOs terminated in connection with a change of control to ensure they focus on executing the transaction rather than personal uncertainties and risks associated with such change of control.

COC Agreements: (i) do not provide for excise tax gross-up provisions, (ii) allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement to reduce the potential for the excise tax, and (iii) require an executive to forego a portion of change of control payments that could otherwise trigger excise tax if such reduction would be beneficial to the executive.

Effective May 28, 2024, consistent with competitive market practice, the Compensation Committee adopted an Executive Severance Plan to provide financial protection to our NEOs in the event that their employment is involuntarily terminated by the Company (without cause) or by the NEO for good reason (as defined in the plan), subject to the terms of the plan and not in connection with a change of control.

The Executive Severance Plan applies to our NEOs other than the former CEO, Mr. Lissalde. In the case of Mr. Lissalde, any benefits payable will be determined under the Employment Agreement summarized above under “Amended Employment Agreement with Mr. Lissalde.”

The Executive Severance Plan provides for a lump sum payment equal to one and a half times the sum of the NEOs base salary and recent average bonus. The plan also provides medical and dental coverage for a limited time and outplacement services. In no event would an NEO receive a payment under both the COC Agreement and the Executive Severance Plan. See pages 62–65 for further details on the Change of Control Agreements and Executive Severance Policy.

Compensation Risk Management

Each year, the Compensation Committee oversees a risk assessment of the Company’s executive compensation program. Based on its most recent review, the Compensation Committee concluded that our compensation program and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program includes several features that mitigate unnecessary risk taking, including a balance of short- and long-term incentives, with long-term equity incentives comprising the majority of our executives’ target direct compensation; a mix of performance metrics on our short- and long-term incentives; clawback provisions; and stock ownership.

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Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 as amended generally provides that a public corporation may not deduct for tax purposes compensation in excess of $1 million that it paid for any fiscal year to certain covered employees – generally including our NEOs.

In determining our executive compensation for 2024, we considered the tax deductibility of compensation as well as the goals of our compensation program, and we retained the flexibility to provide compensation that is consistent with our goals, even if such compensation would not be fully tax-deductible. Because many different factors influence a well-rounded, comprehensive executive compensation program, some of the compensation we provide to our executive officers is likely to not be fully deductible due to Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Deborah D. McWhinney (Chair)	Sara A. Greenstein	Shaun E. McAlmont	Sailaja K. Shankar

The Compensation Committee Report does not constitute soliciting material. It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, the following individuals served on our Compensation Committee: Sara A. Greenstein, Shaun E. McAlmont, Sailaja K. Shankar, and Chair Deborah D. McWhinney. None of these committee members are, or have been, an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or of any of its subsidiaries. Additionally, none of these individuals have any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

No executive officer of the Company served as a director of another entity, or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee or our Board.

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Executive Compensation Tables

Fiscal Year 2024 Summary Compensation Table

The following table sets forth information regarding compensation for our NEOs for the last three fiscal years:

						Change in
						Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards(1)	Compensation(2)	Earnings	Compensation(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Frédéric B. Lissalde(3)	2024	1,437,500	—	11,934,920	4,408,000	—	996,458	18,776,878
President and Chief	2023	1,387,500	—	13,223,536	3,651,200	—	890,309	19,152,545
Executive Officer	2022	1,327,500	—	12,255,302	3,412,800	—	728,625	17,724,227
Craig D. Aaron	2024	629,167	—	2,673,022	1,355,230	—	153,313	4,810,732
Executive Vice President
and Chief Financial Officer
Tonit M. Calaway	2024	730,000	—	7,525,792	1,687,200	—	254,668	10,197,660
Executive Vice President,	2023	693,750	—	3,284,522	1,369,200	—	241,182	5,588,654
Chief Administrative Officer,	2022	668,750	—	2,958,025	1,279,800	—	190,234	5,096,809
General Counsel and Secretary
Joseph F. Fadool	2024	1,006,250	—	3,584,280	2,309,902	—	375,377	7,275,809
Executive Vice President	2023	865,000	—	3,999,113	1,711,500	—	340,751	6,916,364
and Chief Operating Officer	2022	828,750	—	3,502,669	1,583,160	—	287,718	6,202,297
Stefan Demmerle	2024	838,750	—	3,365,331	1,926,600	—	339,617	6,470,298
Vice President, President	2023	810,000	—	3,747,834	1,603,920	—	320,044	6,481,798
and General Manager,	2022	775,000	—	3,271,971	1,478,880	—	234,267	5,760,118
BorgWarner PowerDrive Systems
Kevin A. Nowlan	2024	212,500	—	—	—	—	208,267	420,767
Former Executive Vice President	2023	842,500	—	4,558,340	1,662,600	—	292,286	7,355,726
and Chief Financial Officer	2022	815,000	—	4,107,096	1,554,720	—	249,714	6,726,530
(1)	The aggregate values in column (e) reported for 2024, 2023, and 2022 represent the grant date fair market value (“FMV”) of the awards noted in the Grants of Plan-Based Awards table. Assuming maximum performance levels are achieved for the Performance Share Plans, the maximum value of all stock performance share awards granted in 2024 would be $16,330,830 for Mr. Lissalde, $3,988,014 for Mr. Aaron, $4,139,546 for Ms. Calaway, $4,904,268 for Mr. Fadool, $4,606,056 for Mr. Demmerle, and $0 for Mr. Nowlan, based on FMV at the time of grant.
(2)	The values in column (f) reflect payments made under the MIP.
(3)	The amounts of All Other Compensation and total compensation shown for 2023 and 2022 for Mr. Lissalde reflect an adjustment of $5,245 for 2023 and $8,800 for 2022 over the amounts shown in our Definitive Proxy Statements on Schedule 14A filed in 2024 and 2023. The increases are due to the inclusion of the incremental cost of healthcare physicals performed during those years.
(4)	The amounts of All Other Compensation and total compensation shown for 2023 and 2022 have been adjusted for each of the NEOs to remove the value of dividends on unvested shares of restricted stock, because that value was already reflected in the value of the stock at grant as shown in the Grant Table for each year.

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All Other Compensation Table

The following table details, by category, the amounts reported above in the “All Other Compensation” column of the Summary Compensation Table for each of our NEOs:

				Registrant
		Personal	Personal	Contributions
		Use of	Use of	to Defined	French			Total of
	Perquisite	Leased	Company	Contribution	Benefit	Relocation		“All Other
	Allowance	Vehicle	Aircraft	Plans(1)	Allowance(2)	Cost(3)	Other(4)	Compensation”
Name	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Frédéric B. Lissalde	50,000	—	—	729,088	72,000	120,680	24,690	996,458
Craig D. Aaron	33,333	—	—	119,980	—	—	—	153,313
Tonit M. Calaway	30,000	—	—	224,668	—	—	—	254,668
Joseph F. Fadool	30,000	—	—	345,377	—	—	—	375,377
Stefan Demmerle	30,000	—	—	309,617	—	—	—	339,617
Kevin A. Nowlan	8,750	—	—	199,517	—	—	—	208,267
(1)	Amounts credited by the Company on behalf of its NEOs during 2024 pursuant to the provisions of the Retirement Savings Plan and the Retirement Savings Excess Benefit Plan.
(2)	Mr. Lissalde is a French national working in the USA and receives a benefit allowance to enable him to maintain coverage in the French healthcare system.
(3)	As contemplated in his Amended Employment Agreement, Mr. Lissalde is returning to Europe as part of the CEO transition. Relocation costs include $47,488 related to a tax gross-up.
(4)	Other compensation consists of a home leave trip of $14,494 (which includes a tax gross-up of $5,704) and tax preparation of $5,359 (which includes a tax gross-up of $2,109).

Grants of Plan-Based Awards in 2024

The following table summarizes the grants of equity and non-equity plan awards to our NEOs in 2024:

									All Other
									Stock	All Other
									Awards:	Option	Exercise	Grant Date
			Estimated Possible Payout Under			Estimated Future Payout			Number	Awards:	or Base	Fair Value
			Non-Equity Incentive			Under Equity Incentive			of Shares	Number of	Price of	of Stock
			Plan Awards(1)			Plan Awards			or Stock	Securities	Option	and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	Option (#)	($/Share)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Frédéric B. Lissalde			1,160,000	2,320,000	4,640,000
	2/6/2024	(2)				96,793	221,240	442,480				8,165,415
	2/6/2024	(3)							110,640			3,769,505
Craig D. Aaron			356,640	713,279	1,426,558
	3/1/2024	(4)				7,473	17,080	34,160				522,136
	2/6/2024	(2)				17,448	39,880	79,760				1,471,871
	2/6/2024	(3)							19,930			679,015
Tonit M. Calaway			444,000	888,000	1,776,000
	7/1/2024	(5)							142,903			4,500,015
	2/6/2024	(2)				24,535	56,080	112,160				2,069,773
	2/6/2024	(3)							28,060			956,004
Joseph F. Fadool			607,869	1,215,738	2,431,476
	2/6/2024	(2)				29,068	66,440	132,880				2,452,134
	2/6/2024	(3)							33,230			1,132,146
Stefan Demmerle			507,000	1,014,000	2,028,000
	2/6/2024	(2)				27,300	62,400	124,800				2,303,028
	2/6/2024	(3)							31,180			1,062,303
Kevin A. Nowlan			—	—	—
	2/6/2024	(2)				—	—	—				—
	2/6/2024	(3)							—			—
(1)	2024 bonus opportunity under the MIP.
(2)	2024 Performance Share Grant: The shares will vest at the end of the three-year performance period 2024–2026. Value of grant = number of shares granted times the share price on grant date of $34.07 and Monte Carlo pricing on grant date of $45.42.
(3)	2024 Restricted Stock Grant: The shares will vest 50% on February 28, 2026, and the remainder on February 28, 2027. FMV at grant date = number of restricted shares times the closing stock price on April 26, 2023, of $34.07 in accordance with ASC Topic 718.
(4)	2023 Performance Share Grant: The shares will vest at the end of the three-year performance period 2023–2025. Value of grant = number of shares granted times the share price on grant date of $31.15 and Monte Carlo pricing on grant date of $28.83.
(5)	Retention Grant of Restricted Stock: the shares will vest on July 1, 2026. FMV at grant date = number of restricted shares times the closing stock price on July 1, 2024, of $31.49 in accordance with ASC Topic 718.

The equity awards reflected in the Grants of Plan-Based Awards table are granted under the 2023 Stock Incentive Plan. Further details regarding our incentive plans can be found in our Compensation Discussion and Analysis on pages 32–56.

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Outstanding Equity Awards at Fiscal 2024 Year End

The following table summarizes all equity awards to our NEOs that remain either unexercised and/or unvested as of December 31, 2024:

	Option Awards				Stock Awards
Equity
								Incentive	Equity
			Equity					Plan	Incentive
			Incentive					Awards:	Plan Awards:
			Plan					Number of	Market or
			Awards:				Market	Unearned	Payout of
	Number of	Number of	Number of			Number	Value of	Shares,	Unearned
	Securities	Securities	Securities			of Shares	Shares	Units or	Shares, Units
	Underlying	Underlying	Underlying			or Units of	or Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested(1)	Vested(1)	Vested(2)	Not Vested(2)
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Frédéric B. Lissalde	—	—	—	—	—	255,294	8,115,796	829,900	26,382,521
Craig D. Aaron	—	—	—	—	—	25,429	808,388	129,412	4,114,007
Tonit M. Calaway	—	—	—	—	—	207,559	6,598,301	208,392	6,624,782
Joseph F. Fadool	—	—	—	—	—	76,183	2,421,858	250,024	7,948,263
Stefan Demmerle	—	—	—	—	—	71,378	2,269,107	234,612	7,458,315
Kevin A. Nowlan	—	—	—	—	—	—	—	—	—
(1)	The values in column (g) represent the number of restricted shares of stock and/or stock units granted in 2022, 2023, and 2024 plus reinvested dividends and/or dividend equivalents that will vest on February 28, 2025, 2026, and 2027. The dollar value in column (h) is calculated using the closing stock price on December 31, 2024, of $31.79 per share.
(2)	The values of columns (i) and (j) are comprised of performance share grants plus reinvested dividends and/or dividend equivalents made under the BorgWarner Inc. 2018 and 2023 Stock Incentive Plans, issued for the performance periods of 2023–-2025 and 2024–2026. Column (i) represents the maximum potential payout for all outstanding unearned eProducts Revenue Mix 2023–2025 shares, eProducts Revenue 2023–2025 and 2024–2026 shares, Total Shareholder Return (TSR) 2023–2025 and 2024–2026 shares, Cumulative Free Cash Flow 2023–2025 shares, eProducts AOM% 2024–2026 shares, and Foundational AOM% 2024–2026 shares. The payout levels of the shares shown at maximum levels were determined because actual performance over the most recent period was at or above 100% of the target level. Column (j) represents the number of performance shares in column (i) times the closing stock price of $31.79 on December 31, 2024. Actual future payouts will depend on several factors, including (i) the number of performance shares that are earned, as determined after the end of the performance period based on the level at which the applicable performance goals have been achieved, as described on pages 50–51; and (ii) the FMV of stock, as defined in the 2018 and 2023 Plans.

Regarding adjustments to shares in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the stock, or other change in corporate structure affecting the stock, our Compensation Committee or our Board shall make such substitution or adjustments in the aggregate number, kind and option price of shares or adjustments in the consideration receivable upon exercise as it may be necessary to avoid dilution.

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Option Exercises and Stock Vested in 2024

The following table summarizes all option exercises and stocks vesting by our NEOs during 2024:

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired	Realized	Acquired on	Realized On
	on Exercise	On Exercise	Vesting(1)	Vesting(2)
Name	($)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Frédéric B. Lissalde	—	—	351,130	11,064,807
Craig D. Aaron	—	—	12,633	397,976
Tonit M. Calaway	—	—	81,915	2,583,363
Joseph F. Fadool	—	—	101,222	3,189,095
Stefan Demmerle	—	—	93,770	2,954,884
Kevin A. Nowlan	—	—	30,396	935,589
(1)	Number of “shares” disclosed in column (d) represents the total number of relative total stockholder return, eProducts revenue mix, and cumulative free cash flow performance shares earned for the 2022–2024 performance period and paid in 2025, the total number of shares of restricted stock granted in 2021 with restrictions that lapsed in 2024, and the total number of shares of restricted stock granted in 2022 with restrictions that lapsed in 2024 (including dividends earned on the restricted stock).
(2)	Amount in column (e) is equal to the number of performance shares earned, multiplied by $31.79, which was the closing stock price at the end of the performance period on December 31, 2024. The FMV of the shares of restricted stock granted in 2021 as to which restrictions lapsed and were paid in 2024 and the FMV of the shares of restricted stock granted in 2022 as to which restrictions lapsed and were paid in 2024 (including the FMV of dividends earned relating to the restricted stock) is shown using a closing stock price on the vest date of February 28, 2024 of $30.78.

Pension Benefits

None of our NEOs participate, or have account balances, in any of the Company-sponsored qualified or non-qualified defined benefit pension plans. Accordingly, we have not included a Pension Benefits table.

Our U.S.-based NEOs are eligible to participate in our Retirement Savings Plan, or RSP, which is our tax-qualified defined contribution plan. This plan, which is available to all U.S. salaried and hourly employees, allows our NEOs to take advantage of current tax-advantaged opportunities for accumulating future retirement income. The RSP is comprised of two primary components: a Company Retirement Account and a Savings Account with a match feature. In the Company Retirement Account, the Company contributes to the employee’s account each pay period based on years of service and eligible pay. For the majority of employees, including our NEOs, this ranges from 4% to 6% of compensation up to the Social Security wage base and from 8% to 11.5% of compensation above the Social Security wage base. In the Savings Account, participants may make contributions to the plan of 1% to 70% of their eligible earnings on a before-tax and/or after-tax basis (up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code (“IRC”)). The Company matches 100% of the first 3% of the employees’ pre-tax contributions. Participant contributions are held in trust as required by law. All employee contributions are 100% vested when contributed. The first 3% of compensation contributed to the Company Retirement Account vests immediately, and any other employer contributions vest 100% after three years of service.

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Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during 2024:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)	(e)	(f)(2)
Frédéric B. Lissalde	—	687,836	293,667	—	3,555,313
Craig D. Aaron	—	83,560	50,151	—	458,988
Tonit M. Calaway	—	192,962	127,774	—	1,286,099
Joseph F. Fadool	—	308,457	161,051	—	2,591,755
Stefan Demmerle	—	272,697	197,173	—	2,049,651
Kevin A. Nowlan	—	168,311	89,228	(1,033,868)	—
(1)	The amounts shown in this column represent benefits earned under the defined contribution Retirement Savings Excess Benefit Plan, which amounts also appear in the “All Other Compensation” column in the 2024 Summary Compensation Table for fiscal 2024.
(2)	The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $2,573,810 for Mr. Lissalde, $325,277 for Mr. Aaron, $965,363 for Ms. Calaway, $2,122,247 for Mr. Fadool, $1,579,781 for Mr. Demmerle, and $776,329 for Mr. Nowlan, that was previously reported in the Summary Compensation Table for years prior to fiscal year 2024.

The Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole with regard to Company contributions that are otherwise limited under the RSP by IRC provisions. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the RSP. Distributions are made following a participant’s separation from service, with distributions attributable to amounts earned or vested before January 1, 2005, distributed within 30 days of participant’s separation from service and amounts earned or vested after December 31, 2004, distributed in the seventh month following the month in which the participant’s separation from service occurs. No in-service withdrawals or loans are available.

Excess Plan balances are invested in the same investment choices that are available to the participants under the RSP. As these plans are unfunded, no money is actually invested. Rather, a notional account that mirrors the returns of these investments is maintained.

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Potential Payments Upon Termination or Change of Control

The following table shows the post-employment payments that would be paid to each of our NEOs upon or following certain change of control related events. The calculations assume each NEO’s employment is terminated on December 31, 2024. For purposes of the calculations, the closing stock price on the last business day of 2024 ($31.79) was used to determine the market value of restricted stock and performance shares.

						Medical		Voluntary
			Restricted	Performance		Continuation	Total	Termination
	Cash	Pro-rated	Stock	Shares	Retirement	and	Qualifying	Without Good
	Severance(1)	Bonus(2)	Vesting(3)	Vesting(4)	Contributions(5)	Outplacement(6)	Termination (7)	Reason(8)
Name	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Frédéric B. Lissalde	13,913,841	3,187,947	8,115,796	13,191,229	1,989,688	42,016	40,440,517	3,187,947
Craig D. Aaron	2,976,087	317,029	808,388	2,056,972	361,601	82,840	6,602,917	317,029
Tonit M. Calaway	5,675,001	1,151,667	6,598,301	3,312,391	604,018	83,326	17,424,704	1,151,667
Joseph F. Fadool	7,874,940	1,499,980	2,421,858	3,974,068	998,452	83,326	16,852,624	1,499,980
Stefan Demmerle	6,748,680	1,404,560	2,269,107	3,729,126	852,038	82,606	15,086,117	1,404,560
Kevin A. Nowlan	—	—	—	—	—	—	—	—
(1)	The sum of base salary as of December 31, 2024, and average annual bonus payment over the past three years, multiplied by three.
(2)	The average annual bonus payment over the past three years pro-rated for service up to the Qualifying Termination date (assumed to be December 31, 2024, for purposes of this table).
(3)	Unvested restricted stock and restricted stock units and dividend equivalents will vest at the date of separation. Amounts shown in the table are valued using a fair market value of $31.79 per share as of December 31, 2024.
(4)	Unvested performance shares and performance stock units will vest as of the separation date and be delivered at the end of each performance period subject to performance conditions being satisfied.
(5)	Amount equal to three times the annual retirement plan contributions.
(6)	Continuation of health care benefits (medical and dental) and life insurance for 18 months, and outplacement assistance not to exceed $40,000.
(7)	A Qualifying Termination is a termination of employment by an employee for Good Reason or termination of employment by the Company without Cause as defined in the plan. No payments are due for termination with Cause.
(8)	In the case of a voluntary termination without good reason, only the pro-rated bonus is payable based on the average of past bonuses for the year of termination.
(9)	Payments shown in the table above are only due in the event of a termination after a change of control. No single trigger payments are due in the event of a change of control in which the successor honors or assumes outstanding equity-based awards. Please refer to page 51 for a description of the equity treatment on a change in control.
(10)	The amounts disclosed in the table above do not include life or disability insurance benefits or vested benefits under the qualified RSP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of the plan would determine the timing and method of payments made under the above scenarios.

Change of Control Employment Agreements

We have entered into COC Agreements with each of our NEOs. The COC Agreements do not include excise tax gross-up provisions. They also allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement to reduce the potential for the excise tax.

Below is a general description of the material terms and conditions of our COC Agreements.

In the event that an NEO terminates employment for good reason, or the Company terminates an NEOs employment with the Company without cause within two years of a change of control or in anticipation of a change of control, the NEO is entitled to the following:

●	A lump sum cash amount equal to three times the sum of (i) their annual base salary and (ii) the average annual bonus for the most recent three years
●	A lump sum cash amount based on a pro-rated portion of the average of past bonuses for the portion of the year up to the date of termination
●	A lump sum cash amount equal to three times the Company’s retirement contributions that would have been made on his or her behalf in the first plan year ending after termination of employment
●	Continuation of medical, dental, and life insurance benefits for up to 18 months following termination
●	Outplacement services at a cost not to exceed $40,000

The COC Agreements also provide that, in the event of a change of control, any outstanding equity awards that are assumed or replaced by the successor in the change of control will not become vested on an accelerated, or “single-trigger,” basis solely as a result of the change of control. Instead, the assumed or replaced awards will continue in accordance with their terms and will become vested on an accelerated basis only if the Company terminates the NEOs employment without cause or the NEO terminates employment for good reason within two years after the change of control. This is referred to as “double-trigger” vesting. Any awards that are not assumed or replaced in the change of control will generally become vested upon the change of control.

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Executives forego a portion of change of control payments that could otherwise trigger IRC Section 4999 excise taxes, as the tax will not be “grossed-up” under the COC Agreement, if such reduction in change of control payments would be beneficial to the executive.

“Change of control” generally means: (a) the acquisition by any party of beneficial ownership of 20% or more of either (i) the then-outstanding shares of our common stock, or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of our directors, (b) a change in the majority of our Board, (c) a major corporate transaction, such as a merger or sale of substantially all of our assets, which results in a change in the majority of our Board of Directors or a majority of stockholders, or (d) a complete liquidation or dissolution of the Company.

“Cause” generally means the willful and continued failure of the executive to substantially perform the executive’s duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good reason” generally means the diminution of responsibilities, authority or duties, our failure to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive’s previous work location, a purported termination of the COC Agreement by us other than in accordance with the COC Agreement, or our failure to require any successor to us to comply with the COC Agreement.

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Potential Payments Under Executive Severance Plan

The amounts each NEO would receive upon a qualifying termination under the Executive Severance Plan are shown below. The amounts assume that such termination was effective on December 31, 2024, and thus are estimates of the amounts that would actually be received. The actual amounts to be received can only be determined in connection with the termination event.

						Medical
			Restricted	Performance		Continuation	Total
	Cash	Pro-rated	Stock	Shares	Retirement	and	Qualifying
	Severance(1)	Bonus(2)	Vesting(3)	Vesting(4)	Contributions(5)	Outplacement(6)	Termination(7)
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Frédéric B. Lissalde	6,956,921	3,187,947	4,942,465	—	—	40,000	15,127,333
Craig D. Aaron	1,488,044	317,029	358,089	—	—	80,824	2,243,986
Tonit M. Calaway	2,837,501	1,151,667	5,798,351	—	—	81,310	9,868,829
Joseph F. Fadool	3,937,470	1,499,980	1,468,325	—	—	81,310	6,987,085
Stefan Demmerle	3,374,340	1,404,560	1,374,877	—	—	80,590	6,234,367
Kevin A. Nowlan	—	—	—	—	—	—	—
(1)	The sum of base salary as of December 31, 2024, and average annual bonus payment over the past three years, multiplied by 1.5.
(2)	The average annual bonus payment over the past three years pro-rated for service up to the Qualifying Termination date (assumed to be December 31, 2024, for purposes of this table).
(3)	Unvested restricted stock and restricted stock units and dividend equivalents will be pro-rated at the date of separation. Amounts shown in the table are valued using a fair market value of $31.79 per share as of December 31, 2024.
(4)	Unvested performance shares and performance stock units will be forfeited without payment as of the separation date.
(5)	No retirement contributions are due at or after the separation date.
(6)	Continuation of health care benefits (medical and dental) for 18 months and outplacement assistance not to exceed $40,000.
(7)	A Qualifying Termination is a termination of employment by an employee for Good Reason or termination of employment by the Company without Cause as defined in the plan.
(8)	The amounts disclosed in the table above do not include life or disability insurance benefits or vested benefits under the qualified RSP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of the plan would determine the timing and method of payments made under the above scenarios.

Executive Severance Plan

Effective May 28, 2024, the Company adopted an Executive Severance Plan to provide financial protection to our NEOs in the event that their employment is involuntarily terminated by the Company without cause (as defined in the Plan) or voluntarily by the NEO for good reason (as defined in the Plan), subject to the terms of the Plan and not in connection with a change of control.

The Executive Severance Plan applies to our NEOs other than the former CEO, Mr. Lissalde. In the case of Mr. Lissalde, any benefits payable will be determined under the Employment Agreement summarized above under “Amended Employment Agreement with Mr. Lissalde.”

Below is a general description of the material terms and conditions of our Executive Severance Plan.

In the event that an NEO’s employment is terminated by the Company without cause, or the NEO terminates employment for good reason, the NEO is entitled to the following:

●	A lump sum cash amount equal to one and a half times the sum of (i) their annual base salary and (ii) the average annual bonus for the most recent three years
●	A lump sum cash amount based on a pro-rated portion of the average of past bonuses for the portion of the year up to the date of termination
●	Continuation of medical and dental insurance benefits for up to 18 months following termination
●	Outplacement services at a cost not to exceed $40,000

The Executive Severance Plan also provides that, upon a qualifying termination, a pro rata portion of any then-unvested shares of restricted stock and then-unvested time-vesting restricted stock units held by the NEO will immediately vest. However, any unearned and unvested performance shares, performance stock units, performance-vesting restricted stock units, and unvested stock options or stock appreciation rights will be forfeited.

If an NEO is eligible to receive severance benefits under the Executive Severance Plan and similar benefits pursuant to a Change of Control Employment Agreement, then the NEO shall receive either the severance benefits under the Plan or the benefits under such Change of Control Employment Agreement, whichever would result in the provision of greater benefits to the NEO, as determined by the Company. In no event shall an NEO be entitled to receive both the severance benefits under the Executive Severance Plan and similar benefits under a Change of Control Employment Agreement.

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“Cause” generally means the willful and continued failure of the executive to perform substantially the executive’s duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good reason” generally means a significant reduction in the employee’s base compensation, the assignment of duties that significantly diminish the employee’s authority or responsibilities, or any significant breach by the Company of a material compensation arrangement.

Potential Payments Under Death, Disability, and Retirement

The amounts each NEO (or their beneficiaries in the event of death) would receive upon a qualifying termination as a result of death, disability, or retirement are shown below.

		Restricted	Performance	Total Upon
	Pro-rated	Stock	Share	Death and	Total Upon
	Bonus(1)	Vesting(2)	Vesting(3)	Disability(4)	Retirement(5)
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Frédéric B. Lissalde	2,320,000	8,115,796	—	10,435,796	2,320,000
Craig D. Aaron	713,279	808,388	—	1,521,667	713,279
Tonit M. Calaway	888,000	6,598,301	—	7,486,301	888,000
Joseph F. Fadool	1,215,738	2,421,858	—	3,637,596	1,215,738
Stefan Demmerle	1,014,000	2,269,107	—	3,283,107	1,014,000
Kevin A. Nowlan	—	—	—	—	—
(1)	The amount in this column represents the pro rata bonus that an NEO, employed at least three months during the calendar year, whose employment ends as a result of retirement, death, or disability is eligible to receive. It is an incentive based on year-end financial results and calculated on a pro rata basis for the period of employment in that calendar year. The amount shown assumes target performance for the full year. The actual amount paid would be determined based on actual performance through the end of the applicable performance period.
(2)	The amount in this column represents the unvested restricted stock and restricted stock units and dividend equivalents valued using a fair market value of $31.79 as of December 31, 2024.
(3)	There is no payout of Performance Shares when the employee is not employed through the end of the performance period. However, the Compensation Committee may waive that requirement at its discretion. In such cases, the NEO would be eligible for all or a proportion of the Performance Shares earned, determined at the end of the performance period and based on actual results.
(4)	The amounts disclosed in the table above do not include life or disability insurance benefits or vested benefits under the qualified RSP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of the plan would determine the timing and method of payments made under the above scenarios.
(5)	There is no payout of Restricted Stock or Performance Shares when the NEO is not employed as of the date when the Restricted Stock is scheduled to vest or at the end of the applicable performance period for Performance Shares. However, the Compensation Committee may waive that requirement at its discretion. In such cases, the NEO would be eligible for all or a proportion of Restricted Stock and Performance Shares outstanding, calculated on a pro rata basis as of their separation date. In the case of Performance Shares earned, they will be determined at the end of the performance period and based on actual results.

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CEO Pay Ratio

For 2024, we estimate the ratio of our CEO’s total compensation to our median employee’s total compensation as 473 to 1.

The median employee used for 2024 was the same median employee used in 2023 (an employee located in Poland), as there were no changes to our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure. The employee was identified in 2023 by ranking the total cash compensation of our worldwide employees (other than our CEO and excluding certain employees under a 5% “de minimis exception” as described below) who were employed by us or our affiliates on December 31, 2023. The total number of employees included in the median employee determination prior to the exclusion relating to the de minimis exemption was 35,115. Of these 35,115 employees, 29,108 were employed outside of the U.S. As permitted by the SEC’s rules, we excluded a total of 1,515 employees in non-U.S. locations reflecting 1,317 employees in India and 198 employees in Thailand. Such exclusions reflected less than 5% of our total employee population. The total number of our U.S. employees irrespective of the de minimis exemption was 6,007, the total number of our non-U.S. employees irrespective of the de minimis exemption was 29,108, and the total number of our non-U.S. employees after application of the de minimis exemption was 27,593. Total cash compensation included base wages, overtime pay, annual bonuses, and any cash allowances paid to employees.

The median employee’s 2024 total compensation was $39,730 and was calculated under the methodology employed for calculating Total Compensation in the Summary Compensation Table and compared to our CEO’s 2024 compensation to determine the ratio. For this purpose, we converted the median employee’s compensation into U.S. dollars using an exchange rate based on 4.13 PLN to 1 USD. Our CEO’s total annual compensation, calculated on the same basis, was $18,776,878, producing a pay ratio of 473 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, as well as differences in business models and workforce strategies, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S - K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the section “Compensation Discussion and Analysis.”

The following table summarizes the Summary Compensation Table (“SCT”) total and Compensation Actually Paid (“CAP”) to the CEO and the average for the other NEOs:

					Value of Initial Fixed $100
					Investment Based On:
			Average
			Summary	Average				Net Income
	Summary		Compensation	Compensation		Peer Group		From
	Compensation	Compensation	Table Total	Actually Paid	Total	Total		Continuing	Adjusted
	Table Total for	Actually Paid	for Non-CEO	to Non-CEO	Stockholder	Stockholder	Net Income	Operations	Operating
Year	CEO(1)	to CEO(2)	NEOs(3)	NEOs(4)	Return(5)	Return(6)	($m)(7)	($m)(8)	Margin(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2024	$18,776,878	$16,815,608	$5,835,052	$4,063,335	$90.19	$74.69	$338	$367	10.06%
2023	$19,152,545	$10,883,885	$6,585,636	$4,241,623	$100.38	$85.14	$625	$632	9.63%
2022	$17,724,227	$26,426,227	$5,946,437	$8,282,011	$97.64	$86.80	$944	$636	10.26%
2021	$17,381,923	$21,213,874	$5,179,438	$5,948,497	$107.51	$122.86	$537	$343	10.56%
2020	$9,684,088	$6,500,052	$2,792,351	$2,011,211	$90.80	$114.73	$500	$ N/A	9.74%
(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Lissalde (our Chief Executive Officer in 2024) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)	The dollar amounts reported in column (c) represent the amount of CAP to Mr. Lissalde, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Lissalde’s total compensation from the SCT to determine CAP:

		Deductions	Additions
Year	SCT Total	from SCT(a)	to SCT(b)	CAP
2024	$18,776,878	$(11,934,920)	$9,973,650	$16,815,608
(a)	Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension values for any of the years reflected in this table; therefore, a deduction from the SCT total related to pension value is not needed.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fair Value at the
		Year-over-	Change in Fair	End of the Prior
		Year Change	Value as of Vesting	Year of Equity
	Year End Fair	in Fair Value of	Date of Equity	Awards that Failed
	Value of Equity	Outstanding and	Awards Granted	to Meet Vesting	Value of
	Awards Granted	Unvested Equity	in Prior Years that	Conditions in	Dividends Related	Total Equity Award
Year	During the Year	Awards	Vested in the Year	the Year	to Equity Awards	Adjustments
2024	$11,379,010	$(299,802)	$(1,398,043)	$—	$292,485	$9,973,650

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Lissalde, our Chief Executive Officer in 2024) in the “Total” column of the SCT in each applicable year. The NEOs included for purposes of calculating the average amounts for 2024 are: Mr. Aaron, Ms. Calaway, Mr. Fadool, Mr. Demmerle, and Mr. Nowlan. NEOs included for 2023 and 2022 are as follows: Mr. Nowlan, Mr. Fadool, Mr. Demmerle, and Ms. Calaway. For 2021 and 2020: Mr. Nowlan, Mr. Fadool, Mr. Demmerle, Mr. Ericson, and Ms. Calaway.
(4)	The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Lissalde), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the amount of compensation realized by the NEOs as a group (excluding Mr. Lissalde) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K,

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the following adjustments were made to average total compensation from the SCT for the NEOs as a group (excluding Mr. Lissalde) for each year to determine CAP:

	Average	Deductions	Additions	Average
Year	SCT Total	from SCT(a)	to SCT(b)	CAP
2024	$5,835,052	$(3,429,685)	$1,657,968	$4,063,335
(a)	Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension values for any of the years reflected in this table; therefore, a deduction from the SCT total related to pension value is not needed.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

			Change in	Average Fair Value
		Year-over-Year	Average Fair Value	at the End of the	Average
		Change in Average	as of Vesting Date	Prior Year of Equity	Value of	Total
	Average Year End	Fair Value of	of Equity Awards	Awards that Failed	Dividends	Average
	Fair Value of Equity	Outstanding and	Granted in Prior	to Meet Vesting	Related	Equity
	Award Granted	Unvested Equity	Years that Vested	Conditions in	to Equity	Award
Year	During the Year	Awards	in the Year	the Year	Awards	Adjustments
2024	$3,357,415	$(50,724)	$(259,964)	$(1,439,963)	$51,204	$1,657,968

(5)	The Total Stockholder Return shows the value at each year end (including dividend reinvestment to the extent applicable) of $100 invested in our common stock on January 1, 2020.
(6)	The Peer Group Total Stockholder Return shows the value at each year end (including dividend reinvestment, to the extent applicable) of $100 invested on January 1, 2020, in companies within Standard Industrial Code (“SIC”) 3714 Motor Vehicle Parts.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	The dollar amounts reported represent the amount of net income attributable to continuing operations (i.e., reflecting the PHINIA spin-off) reflected in the Company’s audited financial statements for 2024, 2023, 2022, and 2021.
(9)	Adjusted Operating Margin is defined in the Compensation Discussion and Analysis and a reconciliation from US GAAP Operating Income is shown in the Appendix. We have selected Adjusted Operating Margin for this table as the financial performance measure we consider most important in linking compensation actually paid to our NEOs for 2024.

Most Important Performance Measures

In our assessment, the most important financial performance measures used to link CAP to Company performance in 2024 are listed in the table below, not ranked in order of importance. The role of each of these performance measures in our executive compensation program is discussed in the “Compensation Discussion and Analysis.”

Adjusted Operating Margin	eProducts AOM
Free Cash Flow	Foundational AOM
eProducts Revenue	Relative Total Stockholder Return

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Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and TSR

The chart below shows the comparison of Compensation Actually Paid to the CEO and non-CEO NEOs and TSR for the Company and Peer Group.

Compensation Actually Paid and Net Income

The chart below shows the comparison of Compensation Actually Paid for the CEO and non-CEO NEOs and Net Income.

Compensation Actually Paid and Adjusted Operating Margin

The chart below shows the comparison of Compensation Actually Paid for the CEO and non-CEO NEOs and Adjusted Operating Margin.

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Director Compensation

The following table details the compensation earned by each non-employee director who served on the Board in 2024. Pearl Meyer conducts an annual review of the non-employee director compensation. Based on Pearl Meyer’s market study of peer company compensation, the annual cash retainers for the non-employee directors and the Non-Executive Chair increased from $125,000 to $130,000. In addition, Pearl Meyer recommended, and the Board approved, an increase to the non-employee director annual equity compensation from $160,000 to $165,000. The compensation levels for our Board are at the 50th percentile compared to our peers. Directors who are employees of BorgWarner are not compensated for their service on the Board:

					Changes
					in Pension			Aggregate
					Value and			Number of
	Fees				Nonqualified			Outstanding
	Earned			Non-Equity	Deferred			Stock and
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other		Option
	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total	Awards(2)
Name	($)	($)	($)	($)	($)	($)	($)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Sara A. Greenstein	157,994	165,000	—	—	—	—	322,994	4,953
Michael S. Hanley	162,994	165,000	—	—	—	—	327,994	4,953
Shaun E. McAlmont	144,497	165,000	—	—	—	—	309,497	4,953
Deborah D. McWhinney	161,494	165,000	—	—	—	—	326,494	4,953
Alexis P. Michas	315,497	165,000	—	—	—	—	480,497	4,953
Sailaja K. Shankar	145,997	165,000	—	—	—	—	310,997	4,953
Hau N. Thai-Tang	142,997	165,000	—	—	—	—	307,997	4,953
(1)	The values in column (c) reported for 2024 represent the grant date fair market value of the restricted stock award granted on April 24, 2024. (FMV at grant date = number of restricted shares times the closing stock price on April 24, 2024, of $33.65).
(2)	Aggregate number of outstanding shares of restricted stock and outstanding vested and unvested stock options at fiscal year-end only, including dividends.

Annual compensation for our non-employee directors for 2024 was comprised of the following components: annual cash retainer and equity compensation consisting of restricted stock for board service and retainers for committee service. Our non-employee directors were not granted any stock option awards and did not receive any non-equity incentive plan compensation for 2024.

2024 Annual Non-Employee Director Compensation	Cash Retainers for Board Service	Amount ($)
	Committee Members
	Corporate Governance	$6,000
	Compensation	$9,000
	Audit	$7,500
	Committee Chairs
	Corporate Governance	$20,000
	Compensation	$25,000
	Audit	$30,000

In 2024, non-employee directors’ target annual cash retainer for board service increased from $125,000 to $130,000, effective February 7, 2024. They also received annual equity compensation of $165,000 worth of restricted stock. Committee members received annual retainers as follows for each committee on which they served: $6,000 for the Corporate Governance Committee, $9,000 for the Compensation Committee, and $7,500 for the Audit Committee. As a result of Pearl Meyer’s market study, effective February 7, 2024, chairs of the committees received increases to their additional annual retainers for their service to the committees in view of their commitment of additional time to their oversight of the committees. Committee Chairs received annual retainers as follows for each committee which they chair: $20,000 for the Corporate Governance Committee, $25,000 for the Compensation Committee, and $30,000 for the Audit Committee.

The Non-Executive Chair’s total compensation was targeted to be $481,000 consisting of an annual cash retainer of $316,000 (increased from $311,000 on February 7, 2024) and an equity retainer of $165,000 granted in restricted stock. Board and standing committee meeting attendance fees are not paid. Non-employee directors are paid up to $1,000 per day for their attendance requested by the Company at meetings or events not associated with board or committee meetings. Additional compensation arrangements may be made if special committees are convened, though none are planned at this time. The stock ownership expectation of non-employee directors is an amount equivalent to five times the amount of the annual cash retainer for board service within five years of joining the Board. All our directors met the stock ownership guidelines as of March 3, 2025, or were appropriately progressing toward meeting them.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2024, certain information regarding beneficial ownership of common stock by those persons and entities that are known to the Company as beneficially owning more than five percent of the Company’s common stock:

Name and Address of Beneficial Owner		Number of Shares		Percent of Class
The Vanguard Group	100 Vanguard Blvd, Malvern, PA 19355	27,147,545	(a)	12.4%
BlackRock, Inc.	55 East 52nd Street, New York, NY 10055	17,614,791	(b)	8.0%
Victory Capital Management, Inc.	15935 La Cantera Pkwy San Antonio, TX 78256	12,257,505	(c)	5.6%
Harris Associates L.P.	111 South Wacker Drive Suite 4600, Chicago, IL 60606	11,839,353	(d)	5.4%
Dimensional Fund Advisors LP	6300 Bee Cave Road, Building One, Austin, TX 78746	11,284,040	(e)	5.1%
(a)	Pursuant to a Schedule 13G/A reporting holdings as of December 29, 2023, on behalf of The Vanguard Group, indicating that it had sole dispositive power for 26,131,088 shares, shared dispositive power for 1,016,457 shares, and shared voting power for 319,224 shares.
(b)	Pursuant to a Schedule 13G/A reporting holdings as of December 31, 2023, on behalf of BlackRock, Inc., indicating that it had sole voting power for 15,801,250 shares and sole dispositive power for 17,614,791 shares.
(c)	Pursuant to a Schedule 13G reporting holdings as of September 30, 2024, on behalf of Victory Capital Management, Inc., indicating that it had sole dispositive power for 12,257,505 shares and sole voting power for 12,040,305 shares.
(d)	Pursuant to a Schedule 13G reporting holdings as of September 30, 2024, on behalf of Harris Associates L.P., indicating that it had sole dispositive power for 11,839,353 shares and sole voting power for 11,415,468 shares.
(e)	Pursuant to a Schedule 13G reporting holdings as of December 31, 2024, on behalf of Dimensional Fund Advisors LP, indicating that it had sole dispositive power for 11,284,040 shares and sole voting power for 11,106,739 shares.

The following table sets forth, as of March 3, 2025, certain information regarding the beneficial ownership of common stock by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group. As of such date, there were 219,686,258 outstanding shares of common stock.

	Amount and Nature		Percent of
Name of Beneficial Owner	of Stock Ownership	(a)(b)	Class
Frédéric B. Lissalde	440,124	(c)	*
Craig D. Aaron	70,300	(d)	*
Tonit M. Calaway	247,926	(d)	*
Joseph F. Fadool	349,285	(d)	*
Stefan Demmerle	260,094	(d)	*
Kevin A. Nowlan	104,227	(e)	*
Sara A. Greenstein	12,909	(f)	*
Michael S. Hanley	28,840	(f)	*
Shaun E. McAlmont	15,926	(f)	*
Deborah D. McWhinney	26,064	(f)	*
Alexis P. Michas	81,861	(f)	*
Sailaja K. Shankar	8,753	(f)	*
Hau N. Thai-Tang	8,753	(f)	*
All directors and executive officers of the Company (17 persons)	1,456,922	(g)	*
*	Represents less than one percent.
(a)	Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.
(b)	Excludes shares that directors, officers and directors, and officers as a group will receive within 60 days of March 3, 2025, upon the reinvestment of dividends associated with unvested restricted stock awards.
(c)	Company estimate as of March 3, 2025. Includes 227,537 shares of unvested restricted stock as to which shares Mr. Lissalde has the right to vote.
(d)	Includes for each identified executive officer the number of shares of unvested restricted stock indicated, as to which shares the executive officer has the right to vote: Mr. Aaron – 48,841; Ms. Calaway – 211,890; Mr. Fadool – 129,435; and Mr. Demmerle – 75,326.
(e)	Company estimate as of December 31, 2024.
(f)	Includes 4,953 shares of unvested restricted stock for each identified director, as to which shares the director has the right to vote.
(g)	Includes 687,726 shares of unvested restricted stock for all directors and executive officers as a group.

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Code of Ethics

The Company has long maintained a Code of Ethical Conduct, updated from time to time, which is applicable to all directors, officers, and employees of the Company. In addition, the Company has adopted a Code of Ethics for CEO and Senior Financial Officers which applies to the Company’s CEO, CFO, Treasurer, and Chief Accounting Officer. Each of these codes is posted on the Company’s website at www.borgwarner.com/investors/corporate-governance. We intend to disclose any amendments to, or waivers of, a provision of our Code of Ethical Conduct or Code of Ethics for CEO and Senior Financial Officers on our website within four business days following the date of any amendment or waiver.

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PricewaterhouseCoopers LLP, its member firms, and their respective affiliates (collectively, “PwC”), an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year that ended on December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024. The Audit Committee has selected PwC to serve as our independent registered public accounting firm for the 2025 fiscal year, and the Audit Committee is presenting this selection to stockholders for ratification. Representatives of PwC will be present at the Annual Meeting to respond to stockholders’ appropriate questions and will have an opportunity, if they desire, to make a statement.

If the stockholders do not ratify the engagement of PwC at the Annual Meeting, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the selection for 2025 will stand unless the Audit Committee finds other good reason for making a change.

To ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the votes cast “for” this proposal must exceed the votes cast “against” it. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes (if any) do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “for” ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Our Board recommends a vote “FOR” the ratification of PwC as the Independent Registered Public Accounting Firm.

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Fees Paid to PwC

The aggregate fees billed or agreed to be billed to us for the years ended December 31, 2024 and 2023 by PwC for professional services were as follows:

	2024	2023
All amounts, including in footnotes, in thousands	($000)	($000)
Audit fees	10,635	12,758
Audit-related fees(1)	140	5,240
Tax fees(2)	1,911	2,771
All other fees(3)	2	142
Total	12,688	20,911
(1)	Includes fees related to carve-out audits, a Department of Energy compliance audit, and other attestation services.
(2)	Includes fees connected with tax compliance, tax audit assistance, tax planning, and individual tax services. In 2024, the tax compliance fees were $1,099, the tax audit assistance fees were $53, the tax planning fees were $759 (all figures in $000).
(3)	Includes fees associated with a system pre-implementation review in 2023 and license fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation. The documentation includes a description of, and a budgeted amount for, particular categories of services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of audit services, audit-related services, or tax-services, or to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For these types of pre-approvals, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may form, and delegate pre-approval authority to, subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services provided by the independent registered public accounting firm in 2024 were pre-approved by the Audit Committee.

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Report of the BorgWarner Inc. Audit Committee

Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements and for the effectiveness of internal control over financial reporting. Management and the Company’s internal auditing department are responsible for maintaining its accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations. PwC was the independent registered public accounting firm for the Company in 2024 and was responsible for performing independent audits of the Company’s consolidated financial statements and of the design and effectiveness of internal control over financial reporting, and expressing an opinion on (1) the conformity of the financial statements with accounting principles generally accepted in the United States of America (“GAAP”) and (2) the effectiveness of internal control over financial reporting based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee is directly responsible for the selection, appointment, compensation, retention, and oversight of the independent registered public accounting firm. In conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chair are involved in the selection of PwC’s new lead engagement partner.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the year ended December 31, 2024. The Audit Committee also has discussed with PwC the matters required to be discussed by the PCAOB Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee received from PwC the written disclosures and the letter required by applicable standards of the PCAOB regarding the independent registered accountant’s communications with the Audit Committee concerning independence and has discussed with PwC their independence. The Audit Committee has concluded that PwC’s provision of audit and non-audit services to the Company is compatible with their independence.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee met with PwC, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity. The Vice President of Internal Audit has direct access to the Audit Committee to discuss any matters desired, and the Vice President of Internal Audit presented an update of internal audit activity at each regularly scheduled Audit Committee meeting.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. It is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP, or that the Company’s independent registered public accounting firm is “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee that are described above and in the Audit Committee’s charter, the Audit Committee recommended to our Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. PwC has been retained as the Company’s independent registered public accounting firm continuously since their initial engagement in December 2008 for the audit of the 2009 financial statements. The members of the Audit Committee and our Board recommend the continued retention of PwC to serve as the Company’s independent registered public accounting firm for 2025.

BorgWarner Inc. Audit Committee

Michael S. Hanley (Chair)	Deborah D. McWhinney	Sailaja K. Shankar	Hau N. Thai-Tang

The Audit Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of its other filings under the Securities Act or the Exchange Act unless we state otherwise.

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We have been advised that a stockholder, John Chevedden, intends to present the following stockholder proposal at our Annual Meeting. We will furnish the address and share ownership of the proponent promptly upon written request. The proposal will be voted on at the Annual Meeting if the proponent or a qualified representative is present at the meeting and submits the proposal for a vote. The text of the proposal and the supporting statement appear below exactly as received by us. The proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. The Company disclaims responsibility for the accuracy and content of the proposal and supporting statement. Following the proposal are the Company’s reasons for opposing the proposal.

Proposal 4 – Support Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain BorgWarner shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non-shareholders if they seek to call for a special shareholder meeting on an important matter.

The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless as useless as the 4000-words of micromanagement in the BorgWarner bylaws giving shareholders a so-called right to proxy access. There is no point to have another useless right on the books of BWA. This proposal will unlock the current useless right for BorgWarner shareholders to call a special shareholder meeting.

The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire more BWA shares to equal the challenging 20% share ownership requirement to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of BWA.

If BWA is in an emergency situation, no shareholder will even think of acquiring more shares in order to call for a special shareholders meeting, if they have wait one year to call for a special shareholder meeting. A one-year holding period makes no sense when a response to an emergency must wait a full year to take the first step of calling for a special shareholder meeting.

The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for the BWA Board of Directors to avoid such an emergency situation in the first place since the continued service of certain BWA Directors could be terminated by a special shareholder meeting. This is a good incentive for the BWA Directors to have for the benefit of all shareholders.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

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MANAGEMENT RECOMMENDATION AND RESPONSE

Our Recommendation and Response

The Board unanimously recommends that stockholders vote against Proposal 4, which seeks to eliminate the requirement in our by-laws that stockholders hold shares for one continuous year to be eligible to call a special meeting of stockholders. For the following reasons, the Board concluded that adopting this resolution is not in the best interests of the Company and its stockholders.

Stockholders have rejected previous proposals seeking to revise terms for calling a special meeting of stockholders.

●
2022 Annual Meeting: More than 57% of the votes cast by our stockholders were against the 2022 proposal.
●
2023 Annual Meeting: More than 56% of the votes cast by our stockholders were against the 2023 proposal.

These votes affirm our belief that BorgWarner’s current special meeting requirements are appropriate, reflect our stockholders’ preferences, and align with or exceed market practice.

Our stockholders already have a meaningful right to call a special meeting. In 2016, our stockholders approved our current special meeting provision, which allows stockholders who have held 20% of BorgWarner stock for one continuous year to call a special stockholders meeting. Conducting a special stockholders meeting is a significant undertaking that requires substantial expense and time. The Company must pay to prepare, print, and distribute disclosure documents to stockholders, solicit proxies, hold the meeting, and tabulate votes. Further, a special meeting diverts Board and management time away from overseeing and running the Company’s business. Such time and expenses are only in the best interest of stockholders if a sufficient amount of our long-term stockholders’ support holding a special meeting. Eliminating the one-year holding period requirement, short-term and/or speculative investors who have rapidly accumulated shares could take advantage of the special meeting process to advance their narrow interests without regard to, or which may even be counter to, the long-term needs of the Company and the long-term interests of its stockholders. We believe our current holding requirement of one continuous year appropriately balances enhancing the rights of stockholders and protecting against imprudent use of Company resources and stockholder attention to address the special interests of a select group of stockholders.

We have robust stockholder engagement and a proven track of responding to stockholders. Our stockholders have the ability to engage directly with our Board of Directors and senior management throughout the year. Prior to the 2023 and 2022 Annual Meetings, BorgWarner engaged extensively with several of our top stockholders on a range of issues, including the terms governing the call of a special meeting of stockholders. The stockholder feedback reinforced the Board’s view that the Company’s current eligibility requirements for calling a special meeting continue to be appropriate given our governance profile and the composition of our stockholder base.

Following the passage of a 2021 stockholder proposal, the Company amended its Restated Certificate of Incorporation to allow 10% of our shares to request a record date to initiate stockholder action by written consent. Coupled with their special meeting rights, we believe that stockholders have meaningful mechanisms to propose extraordinary business matters between annual meetings.

BorgWarner is committed to strong corporate governance practices. Our corporate governance practices allow our stockholders to voice their concerns and ensure Board accountability and responsiveness. These practices include the following:

● Independent Board chair ● Annual election of directors ● Majority voting standard for election of directors ● Stockholder right to call a special meeting (20%)	● Stockholder right to act by written consent (10%) ● No supermajority voting provision for common stockholders ● Proxy access stockholder right (3%, 3 years, 20%, 2 nominees) ● No stockholder rights plan

The Board believes the Company’s existing terms governing the call of a special meeting of stockholders are aligned with market practices and strike the appropriate balance between providing stockholders with meaningful rights while adequately protecting the long-term interests of the Company and its stockholders. The Board also believes it has demonstrated a commitment to strong corporate governance and responsiveness to stockholders. Accordingly, the Board believes the adoption of this stockholder proposal is unnecessary and not in our stockholders’ best interests.

OUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

RECOMMENDATION Our Board recommends a vote “AGAINST” the stockholder proposal to remove the one continuous year ownership requirement to call a special meeting of stockholders.

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Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. for the Company’s 2025 Annual Meeting of Stockholders to be held at our world headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan 48326 on Wednesday, April 30, 2025, at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Internet Availability of Proxy Materials

As permitted by rules adopted by the SEC, we are providing our Proxy Statement, the form of proxy, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to stockholders electronically via the internet. (Our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, which includes our audited financial statements, is not to be regarded as proxy solicitation material.) Our Proxy Statement and our 2024 Annual Report to stockholders are available at www.proxyvote.com.

On or about March 19, 2025, we will initiate delivery of proxy materials to our stockholders of record as of the close of business on March 3, 2025, via: (1) a notice containing instructions on how to access materials online, (2) a paper copy mailing, or (3) e-mail distribution. If you received a notice containing access instructions by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice we sent provides instructions on how to access and review all the important information contained in the proxy materials. The notice also provides instructions on how you can submit your proxy over the internet or by telephone. If you received a notice containing access instructions by mail and would like to receive a printed copy of our proxy materials or elect to receive the materials via e-mail in the future, please follow the instructions included in the notice. If you received a printed copy of proxy materials by mail and would instead like to register to receive a notice of internet availability of proxy materials in the future, you can do so by any of the methods that follow:

Internet Access the internet, go to www.proxyvote.com, and follow the enrollment instructions.	Telephone Call us free of charge at 1-800-579-1639 from within the United States or Canada.

E-Mail

Send us an e-mail at sendmaterial@proxyvote.com, using the control number on your proxy card as the subject line, and state whether you wish to receive a paper or e-mail copy of our proxy materials and whether your request is for this meeting only or all future meetings.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 3, 2025, are entitled to vote at the meeting. As of such date, there were 219,686,258 outstanding shares of common stock. A list of all record holders of our stock will be available for examination by stockholders during normal business hours at 3850 Hamlin Road, Auburn Hills, Michigan 48326 at least 10 days prior to the Annual Meeting and will also be available for examination at the Annual Meeting. On each matter considered at our Annual Meeting, you are entitled to one vote for each of your shares of common stock.

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Voting

You have a choice of voting over the internet, by telephone, in person, or by using a traditional proxy card.

●	To vote by internet, go to www.proxyvote.com and follow the instructions there. You will need the number included on your proxy card, voter instruction form, or notice containing access instructions.
●	To vote by telephone, stockholders of record should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the number included on your proxy card, voter instruction form, or notice.
●	To vote in person, you can attend and vote at the Annual Meeting.
●	If you received a paper copy of a proxy card or voter instruction form, you can mark, sign, and date the proxy card and return it in the envelope that was provided to you.

The deadline for voting by telephone or internet is 11:59 p.m. Eastern Daylight Time on April 29, 2025.

If you properly sign and return your signed proxy card, or vote by telephone, or by the internet before the Annual Meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted in accordance with the recommendation of our Board for each proposal.

If you hold your stock in “street name,” you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker. If you are a stockholder of record, you may change or revoke your vote at any time before the vote is taken by delivering a written notice of revocation to the Secretary of the Company or by submitting another vote on or before April 30, 2025 (including a vote in person at the Annual Meeting). For all methods of voting, your last vote cast will supersede all your previous votes.

The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

With respect to Proposal 1, our By-laws provide that a director nominee will be elected in an uncontested election only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees are currently serving on our Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on our Board as a “holdover director.” Under our By-laws and Corporate Governance Guidelines, each director submits an advance, contingent, and irrevocable resignation that our Board may accept if stockholders do not re-elect the director. In that situation, our Corporate Governance Committee would make a recommendation to our Board about whether to accept or reject the resignation or take other action. Our Board would act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

If you hold your stock in street name, your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the eight nominees for director. These are called broker non-votes. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Each of Proposal 2 (the advisory vote on executive compensation), Proposal 3 (stockholder ratification of the selection of our auditors), and Proposal 4 (a stockholder proposal to remove the one-year holding period requirement to call a special meeting of stockholders) requires the affirmative vote of a majority of the votes cast to be approved.

Proposal 2 is an advisory vote. Even though your vote with respect to Proposal 2 is advisory and therefore will not be binding on the Company, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

We expect that only Proposal 3 will be considered “routine” under the rules of the NYSE. Therefore, your brokerage firm or other nominee may not vote your shares with respect to Proposals 1, 2, or 4 without specific instructions from you as to how to vote. As to Proposal 3, however, we expect that your brokerage firm or other nominee may vote your shares without specific instructions from you as to how to vote.

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Householding Information

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of our annual report to stockholders, our Proxy Statement, or our Notice of Internet Availability of Proxy Materials, as applicable, will be sent to any household at which two or more stockholders reside, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings, if any, in any way.

We will deliver promptly upon written or oral request a separate copy of our annual report to stockholders, our Proxy Statement, or our Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you share an address with another stockholder and you wish to receive a separate copy of any of those documents, you may inform us of your wish by contacting Investor Relations at 3850 Hamlin Road, Auburn Hills, Michigan 48326 (telephone: 1-248-754-9200). Similarly, if you share an address with another stockholder who is receiving multiple copies and wish to request that the number of copies of those documents being delivered to that address be reduced to a single copy, you may inform us of your wish by contacting Investor Relations at the above address and telephone number.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies through the internet and by use of the mail, proxies may be solicited by directors, officers, and regularly engaged employees of the Company. None of these directors, officers, or employees will receive any extra compensation or will enter into any contract or arrangement for doing so. We have also retained Alliance Advisors L.L.C. to assist us in soliciting proxies for a fee of $18,000, plus reasonable out-of-pocket expenses. Brokers, nominees, and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals that are intended to be presented at the 2026 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 21, 2025, for inclusion in the Proxy Statement relating to that meeting.

A stockholder who intends to present business, including the election of a director, at the 2026 Annual Meeting of Stockholders, other than pursuant to Rule 14a-8, must comply with the requirements set forth in the Company’s By-laws. Among other things, under the Company’s By-laws, to bring business before an Annual Meeting, a stockholder must give written notice to the Secretary of the Company at the principal offices of the Company not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, for stockholder proposals to be presented at the 2026 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 31, 2025, and no later than January 30, 2026. The notice should contain: the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company’s books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company’s By-laws to ensure that all the specific requirements of such notice are met. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).

Proxy Access

We have a proxy access right in our By-laws that permits a stockholder, or a group of up to 25 stockholders, owning continuously for at least three years shares of our Company representing an aggregate of at least 3% of the voting power to nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements of our By-laws. For the 2026 Annual Meeting of Stockholders, notice of proxy access director nominees must be received by our Secretary at 3850 Hamlin Road, Auburn Hills, Michigan, 48326 no earlier than October 22, 2025 and no later than the close of business on November 21, 2025.

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Process for Nomination by Stockholders

Stockholders who wish to nominate candidates other than pursuant to the proxy access right must do so in accordance with the procedures in our By-laws. Stockholders submitting such nominations must provide the information and background material to our Secretary at 3850 Hamlin Road, Auburn Hills, Michigan 48326 not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder who wishes to have a nomination considered at the 2026 Annual Meeting must deliver the required materials between December 31, 2025 and January 30, 2026.

The Company’s By-laws require, among other things, that the nominating stockholder disclose all material monetary agreements between the nominating stockholder and the nominees; that director nominees (including our Board’s nominees) complete a questionnaire regarding the nominee’s background, qualifications, and conflicts of interest; and that stockholders nominating candidates must disclose economic interests, including all direct and indirect compensation between or among such stockholder and such stockholder’s respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand.

The Company’s Corporate Governance Committee Charter provides that the Corporate Governance Committee considers suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in our By-laws.

Available Information on Corporate Governance and SEC Filings

Through its website (www.borgwarner.com), the Company makes available, free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company’s Corporate Governance Guidelines; the Company’s Code of Ethical Conduct; and the Company’s Code of ethics for CEO and Senior Financial Officers. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

No person is authorized to give any information, or make any representation, other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

Other Matters

The Company is not aware of any business to come before the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should properly come before this meeting, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this Proxy Statement that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success, and other such matters, are forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected, or implied in or by the forward-looking statements.

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You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and some being beyond our control, that could cause actual results to differ materially from those expressed, projected, or implied in or by the forward-looking statements. These risks and uncertainties, among others, include supply disruptions impacting us or our customers, such as the current shortage of semiconductor chips that has impacted original equipment manufacturer (“OEM”) customers and their suppliers, including us; commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors, including OEM customers; the challenges associated with rapidly changing technologies, particularly as they relate to electric vehicles, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; potential disruptions in the global economy caused by Russia’s invasion of Ukraine; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our recently-completed tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; our dependence on automotive and truck production, which is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving any of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; impacts from any potential future acquisition or disposition transactions; and the other risks, noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently-filed Form 10-K.

We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this Proxy Statement to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

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Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

Cumulative Free Cash Flow

Cumulative Free Cash Flow is equal to net cash provided by operating activities less capital expenditures. The table below shows a summary of Free Cash Flow for the years ending 2022, 2023, and 2024.

		Year Ended	Year Ended	Year Ended	Total
($ in millions)		December 31, 2022	December 31, 2023	December 31, 2024	2022-2024
A.	Net cash provided by operating activities	$1,569	$1,397	$1,382	$4,348
B.	Capital expenditures, including tooling outlays	(723)	(832)	(671)	(2,226)
C.	Customer advances related to capital expenditures			18	18
D.	Free Cash Flow (A plus B plus C)	846	565	729	2,140
E.	Free Cash Flow from discontinued operations		(31)		(31)
F.	Spin-off related costs		(134)		(134)
G.	Free Cash Flow, excluding adjustments (D plus E plus F)	$846	$400	$729	$1,975
(1)

Amounts for the year ended December 31, 2022 are as reported in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2022. Corresponding amounts for the year ended December 31, 2022 as reported in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2024 (the “2024 Form 10-K”) differ because the historical results of operations of PHINIA for 2022 are presented as discontinued operations in the 2024 Form 10-K.

eProducts Revenue and Revenue Mix

We determined the 2024 eProducts Revenue Mix by comparing the revenue from eProducts as a percentage of total revenue, including the impact of eProducts acquisitions during the year.

		Year Ended
($ in millions)		December 31, 2024
A.	Net Revenue	$14,086
B.	eProducts Revenue	$2,335
C.	eProducts Revenue Mix (B divided by A)	16.6%

2025 Proxy Statement |	83

Proxy Summary	Sustainability	Election of Directors	Executive Compensation	Ratification of Auditor	Stockholder Proposal	Other Information	Appendix

Operating Income and Margin Reconciliation to Adjusted Operating Income and Margin

We determined the 2024 Adjusted Operating Margin, from the Company’s reported financial results, which were adjusted for non-comparable items as reported in the Company’s financial statements, including restructuring, and other non-comparable items.

		Year Ended
($ in millions)		December 31, 2024
A.	Net Revenue	$14,086
B.	Operating Income	$546
C.	Operating Margin (B divided by A)	3.88%
D.	Adjustments to Operating Income:	871
	Impairment Charges	646
	Restructuring Expense	74
	Intangible Amortization	69
	Accelerated Depreciation	50
	Adjustments associated with Spin-Off related balances	17
	Commercial contract settlement	15
	Change in accounting method	(29)
	Other(1)	29
E.	Adjusted Operating Income (B plus D)	$1,417
F.	Adjusted Operating Margin (E divided by A)	10.06%
(1)	Includes a $6 Loss on sale of business, a $2 Merger and acquisition expenses, a $2 Loss on sale of assets and $19 of Other non-comparable items (all figures in $ millions).

Net Cash Provided by Operating Activities Reconciliation to Free Cash Flow

We determined the 2024 FCF from the Company’s reported financial results as follows:

		Year Ended
($ in millions)		December 31, 2024
A.	Net cash provided by operating activities	$1,382
B.	Capital expenditures, including tooling outlays	(671)
C.	Customer advances related to capital expenditures	18
D.	Free Cash Flow (A plus B plus C)	$729

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BORGWARNER

BorgWarner Inc.

World Headquarters

3850 Hamlin Road

Auburn Hills, MI 48326

borgwarner.com

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000659257_1 R1.0.0.2 BORGWARNER INC. ATTN: FAVIOLA BOGEN 3850 HAMLIN RD. AUBURN HILLS, MI 48326 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/29/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/29/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Joseph F. Fadool 1B Sara A. Greenstein 1C Michael S. Hanley 1D Shaun E. McAlmont 1E Deborah D. McWhinney 1F Alexis P. Michas 1G Sailaja K. Shankar 1H Hau N. Thai-Tang The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approve, on an advisory basis, the compensation of our named executive officers. For Against Abstain 3. Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2025. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 4 Vote on stockholder proposal to remove one-year holding requirement to call a special meeting. NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000659257_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com BORGWARNER INC. Annual Meeting of Stockholders April 30, 2025 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Tonit M. Calaway and Miyuki P. Oshima, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:00 AM EDT on April 30, 2025, at BorgWarner Inc. located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

Your **Vote** Counts!

BORGWARNER INC.

2025 Annual Meeting

Vote by April 29, 2025

11:59 PM ET

You invested in BORGWARNER INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 30, 2025.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

April 30, 2025
9:00 AM EDT

3850 Hamlin Road
Auburn Hills, Michigan, 48326

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

BORGWARNER INC.
2025 Annual Meeting
Vote by April 29, 2025
11:59 PM ET

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1A	Joseph F. Fadool	For
1B	Sara A. Greenstein	For
1C	Michael S. Hanley	For
1D	Shaun E. McAlmont	For
1E	Deborah D. McWhinney	For
1F	Alexis P. Michas	For
1G	Sailaja K. Shankar	For
1H	Hau N. Thai-Tang	For
2.	Approve, on an advisory basis, the compensation of our named executive officers.	For
3.	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2025.	For
4	Vote on stockholder proposal to remove one-year holding requirement to call a special meeting.	Against

Your **Vote** Counts!

BORGWARNER INC.

2025 Annual Meeting

Vote by April 29, 2025

11:59 PM ET

BORGWARNER

You invested in BORGWARNER INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 30, 2025.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

April 30, 2025
9:00 AM EDT

3850 Hamlin Road
Auburn Hills, Michigan, 48326

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1A	Joseph F. Fadool	For
1B	Sara A. Greenstein	For
1C	Michael S. Hanley	For
1D	Shaun E. McAlmont	For
1E	Deborah D. McWhinney	For
1F	Alexis P. Michas	For
1G	Sailaja K. Shankar	For
1H	Hau N. Thai-Tang	For
2.	Approve, on an advisory basis, the compensation of our named executive officers.	For
3.	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2025.	For
4	Vote on stockholder proposal to remove one-year holding requirement to call a special meeting.	Against

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